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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement"), is dated as of the 24th day of May, 2004, by and between CURTISS-WRIGHT FLOW CONTROL SERVICE CORPORATION, a Delaware corporation ("Buyer"), and TRENTEC, INC., an Ohio corporation ("Seller").

                                    RECITALS

     A. Seller is a designer, fabricator, seller and distributor of specialty equipment to the nuclear market, including airlocks, hatches, and electrical units, and also provides diamond wiresaw cutting services and third party parts testing and services to manufacturers, sellers and distributors of nuclear safety related fasteners and related products.

     B. Seller desires to sell, transfer and convey to Buyer, and Buyer desires to purchase and acquire from Seller, the Business (as hereinafter defined) and the Purchased Assets (as hereinafter defined), and Buyer has agreed to assume the Assumed Liabilities (as hereinafter defined), all for the Purchase Price (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement.

     C. Seller and Buyer intend that the transaction contemplated hereby qualify as a tax-free exchange of stock for assets under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Terms and Interpretation Generally. References to Articles, Sections, Annexes, Schedules and Exhibits in this Agreement are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise indicated. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Whenever the words "include," "includes" or "including" (or any variation thereof) are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Any reference to the singular in this Agreement shall also include the plural and vice versa. The words "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular Article, Section or other subdivision hereof or attachment hereto. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or any party thereof to be drafted. In the computation of periods of time from a


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specified date to a later specified date, (i) the word "from" shall mean "from and including;" (ii) the words "to" and "until" each mean "to but excluding;" and (iii) the word "through" shall mean "to and including". The word "or" is used in the inclusive sense of "and/or". Except as may otherwise be expressly provided herein, whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a Business Day, then such thing may be validly done and such action may be validly taken on or by the next immediately succeeding day that is a Business Day.

     Section 1.2 Certain Terms. As used in this Agreement, the following terms have the following meanings.

     "Accounts Receivable" shall mean (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

     "Acquisition Agreements" shall mean collectively, this Agreement, the Intellectual Property Assignment Agreement, the Assignment and Assumption Agreement, the Facility Leases, the Registration Rights Agreement and each other agreement or instrument, if any, which is executed and delivered in order to effectuate the transfer of any of the Purchased Assets or the assumption of any of the Assumed Liabilities or otherwise in connection with this Agreement or the consummation of any of the transactions contemplated hereby or by any of the other Acquisition Agreements.

     An "Affiliate" of any Person shall mean any other Person, which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by," or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, partnership interests, member interests, profit interests, by contract, or otherwise.

     "Aggregate Deductible" shall have the meaning ascribed such term in Section 12.5.

     "Appurtenances" shall mean all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the lands (for purposes of this definition, each, a "Dominant Parcel") underlying any of the Facilities, including all easements appurtenant to and for the benefit of any Dominant Parcel for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which the Dominant Parcel is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof).

     "Arbiter" shall have the meaning ascribed such term in Section 2.6(c).


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     "Assignment and Assumption Agreement" shall mean the Assignment and
Assumption Agreement executed by Buyer with respect to the assignment and assumption of the Assumed Liabilities in substantially the form of Exhibit A hereto.

     "Assumed Compliance Liabilities" shall have the meaning ascribed to such term in Section 2.4(d)(5).

     "Assumed Contracts" shall mean all Contracts other than any Excluded Contracts.

     "Assumed Liabilities" shall have the meaning ascribed to such term in
Section 2.4(d) hereof.

     "Balance Sheet" shall mean the unaudited balance sheet for the Business as of December 31, 2003, which is annexed hereto as part of the Financial Statements.

     "Batavia Facility" means the real property known for street location purposes as 750 Kent Road, Batavia, Ohio 45103.

     "Bill of Sale" shall mean the Bill of Sale executed by Seller with respect to the sale of the Purchased Assets in substantially the form of Exhibit B hereto.

     "Business" shall mean the business operations of Seller as conducted in providing the products and/or services that the Seller offers for sale or has under research and/or development as of the Closing Date, as well as all operations and facilities used in the development and/or production of such products and/or services in connection with or relating or attributable to the manufacture, sale or distribution of nuclear safety related fasteners and related products. The Business shall include, but not be limited to, all operations, sales of products and services, research and development activities, business opportunities, design activities, and uses and implementations of the Purchased Assets, including all Intellectual Property Assets and all Intangible Property utilized or held for use by the Seller.

     "Business Day" shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

     "Cash Holdback Amount" shall mean an amount equal to $750,000.

     "Closing" and "Closing Date" shall have the meanings ascribed to such terms in Section 2.1 hereof.

     "Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

     "Closing Date Net Book Value" shall mean the number obtained by subtracting
(a) the sum of the Assumed Liabilities existing on the Closing Date and reflected on the Closing Date Balance Sheet, from (b) the sum of the values of the Purchased Assets existing on the Closing Date and reflected on the Closing Date Balance Sheet, in each case determined in accordance with GAAP applied in a manner consistent with the manner in which the Reference Balance


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

Sheet was prepared, provided, that, (i) for purposes of determining the values of the Purchased Assets existing on the Closing Date, no depreciation on, or amortization of, any part of such Purchased Assets shall be reflected for the period from the Reference Balance Sheet Date through the Closing Date and (ii) the value of the KEDO Contracts and related inventory shall be fixed at an amount equal to the KEDO Closing Inventory Value for purposes of the Closing Date Balance Sheet.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Competing Business" shall have the meaning ascribed to such term in
Section 3.28.

     "Confidentiality Agreement" shall mean that certain Confidentiality and Non-Disclosure Agreement dated on or about September 5, 2003, by and between Seller and Buyer.

     "Consent" shall mean any approval, consent, ratification, waiver or other authorization.

     "Contemplated Transactions" shall mean the transactions contemplated under the Acquisition Agreements.

     "Contracts" shall have the meaning ascribed to such term in Section 2.2.1(f) hereof.

     "Copyrights" shall mean all works of authorship, copyrights, mask works, copyright and mask work registrations and applications therefor.

     "Current Employees" shall have the meaning ascribed to such term in Section 3.9.

     "DeMinimis Claims Amount" shall have the meaning ascribed to such term in
Section 12.5.

     "Encumbrance" shall mean any charge, claim, community or other marital property interest, condition, equitable interest, encumbrance, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use (other than applicable zoning ordinances), voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Legal Requirement" shall mean any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees or the public of intended or actual Releases of Hazardous Materials, violations of discharge limits or other prohibitions and


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the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the Release of Hazardous Materials into the Environment;

          (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials;

          (g) cleaning up Hazardous Materials that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "Environmental Liabilities" shall mean any cost, damages, expenses, liabilities, obligations or other responsibilities arising from any Environmental Legal Requirements, including those consisting of or relating to:

          (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product) violating any Environmental Legal Requirement;

          (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damage, loss, claim, demand or response, remedial or inspection cost or expense arising by reason of the violation of any Environmental Legal Requirement;

          (c) financial responsibility arising by reason of the violation of any Environmental Legal Requirement for cleanup costs or corrective action, including any Remedial Action required by any Environmental Legal Requirement (whether or not such Remedial Action has been required or requested by any Governmental Body or any other Person); or

          (d) any other compliance, corrective or remedial measure arising by reason of the violation of any Environmental Legal Requirement.


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     For purposes of this definition, the terms "removal," "remedial" and
"response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder.

     "ETCs" shall have the meaning ascribed to such term in Section 3.20.

     "Excess KEDO Proceeds" shall have the meaning ascribed to such term in
Section 2.4(a)(ii).

     "Exchange Act" shall mean The Securities Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder.

     "Excluded Assets" shall have the meaning ascribed to such term in Section
2.3 hereof.

     "Excluded Contracts" shall mean the Contracts listed in Schedule 2.3(f) hereto or, subject to the provisions of Section 2.9 hereof and until assigned to Buyer, any Restricted Material Contracts.

     "Facilities" shall mean the Batavia Facility, the Tech Drive Facility and all other real property used in the conduct of the Business in which Seller has an ownership or leasehold interest, together with all Appurtenances thereto and Improvements thereon.

     "Facility Leases" shall mean the lease agreements between Seller and Nova Investments in substantially the form annexed hereto as Exhibit C-1 and Exhibit C-2.

     "Files and Records" shall have the meaning ascribed to such term in Section 2.2.1(h) hereof.

     "Final Adjustments Report" shall have the meaning ascribed to such term in
Section 2.6(a) hereof.

     "Financial Statements" shall have the meaning ascribed to such term in
Section 3.3(a) hereof.

     "First Holdback Period" shall mean the twelve (12) month period immediately following the Closing Date.

     "GAAP" shall mean generally accepted U.S. accounting principles, applied on a basis consistent with the basis on which the Balance Sheet, the Reference Balance Sheet and the other Financial Statements were prepared.

     "GFE" shall have the meaning ascribed to such term in Section 3.15(i) hereof.


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     "Governing Documents" shall mean with respect to any particular entity, (a)
if a corporation, the articles or certificate of incorporation and the bylaws or code of regulations; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating or limited liability company agreement; (e) if another type of Person, any other charter, agreement or similar document adopted, filed or entered into in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

     "Government Bid" shall mean any quotation, bid or proposal submitted to the U.S. Government or any proposed prime contractor or higher-tier subcontractor of the U.S. Government.

     "Governmental Authorization" shall mean any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" shall mean any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing, arbitration panel, commission or similar dispute resolving panel or body.

     "Government Contract" shall mean, with respect to any party hereto, any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order, Government Bid or other arrangement of any kind between or involving such party or any of its Subsidiaries and (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government or
(iii) any subcontractor with respect to any Contract of a type described in clauses (i) or (ii) above.

     "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

     "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic by a Governmental Body or the release of which is regulated under any Environmental Legal Requirements. Without limiting the generality of the foregoing, the term includes (a) "hazardous substances" as defined in CERCLA, as amended, and regulations promulgated thereunder, (b) "extremely hazardous substances" as defined in Title III


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of the United States Superfund Amendments and Reauthorization Act, as amended, and regulations promulgated thereunder, (c) "hazardous waste" as defined in the United States Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder, (d) "hazardous materials" as defined in the United States Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder, (e) "chemical substance or mixture" as defined in the United States Toxic Substances Control Act, as amended, and regulations promulgated thereunder, and (f) petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "Holdback Funds Account" shall have the meaning ascribed to such term in
Section 2.7(a) hereof.

     "Holdback Period" shall mean the period beginning upon the commencement of the First Holdback Period and ending with the expiration of the Second Holdback Period.

     "Improvements" shall mean all buildings, structures, fixtures and other improvements located on the real property on which the Facilities are located, including those under construction at the Batavia Facility.

     "Incidental Contract or Right" shall have the meaning ascribed to such term in Section 2.9(b) hereof.

     "Indemnification Cap" shall have the meaning ascribed to such term in
Section 12.5 hereof.

     "Indemnification Claim Amount" shall have the meaning ascribed to such term in Section 12.7.1 hereof.

     "Indemnification Claim Notice" shall have the meaning ascribed to such term in Section 12.7.1 hereof.

     "Insurance Policies" shall have the meaning ascribed to such term in
Section 3.16(a) hereof.

     "Intellectual Property Assignment Agreement" shall mean the Intellectual Property Assignment Agreement to be entered into between Buyer and Seller at the Closing in substantially the form of Exhibit D hereto.

     "Intellectual Property Assets" shall mean any or all of the following throughout the world: (i) all Patents; (ii) all Trade Secrets; (iii) all Copyrights; and (iv) all Trademarks.

     "Intangible Property" shall mean (a) all Governmental Authorizations utilized or held for use by Seller in connection with the Business, and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, (b) Seller's customer and vendor lists, files and sales and marketing data and Software related to the Business; and (c) all goodwill of


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the Business, Intellectual Property Assets and other intangible assets of Seller used or held for use in the Business.

     "Inventories" shall have the meaning ascribed to such term in Section 2.2.1(e) hereof.

     "IRS" shall mean the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "KEDO Closing Inventory Value" shall mean the book value of the materials and equipment on hand at Closing associated with the KEDO Contracts that is of a nature as would allow it to be resold to third parties in the event of cancellation of the KEDO Contracts.

     "KEDO Collections" shall mean amounts collected by Buyer following the Closing in payment of amounts payable under the terms of the KEDO Contracts for goods and services sold or rendered by Seller prior to the Closing.

     "KEDO Contracts" shall mean, collectively, (i) that certain Supply Contract No. JH-KED-E303 dated August 1, 2002, by and between Hyundai Heavy Ind. Co., Ltd. and Seller, and (ii) that certain Contract for Spent Fuel Pool Gate of KEDO Nuclear Power Plant Units 1 & 2, Contract No. 110052908, Rev. 0, dated as of October 4, 2002, by and between Doosan Heavy Industries & Construction Co., Ltd. and Seller.

     "KEDO Inventory" shall mean the cranes and related goods in existence and held by Seller for sale under the KEDO Contracts at the time of Closing.

     "Known to Seller" shall mean those facts of which Dwaine A. Godfrey, Sr., Dwaine A. Godfrey, Jr., John D. Clark and Tiffany G. Richardson is aware.

     "Lease" shall mean the Facility Leases and, to the extent in effect as of the date hereof, any lease of real property or Tangible Personal Property, used or held for use in connection with the Business, including those leases listed on Schedule 2.2.1(j), to which Seller or any of its Affiliates is a party or by which they or any of the Purchased Assets or the Facilities are bound or affected.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international or multinational constitution, law, ordinance, principle of common law, code, regulation, statute or treaty, or Order of any Governmental Body.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or otherwise), results of operations, properties, prospects or assets of the Business, or (ii) any of Purchased Assets, or (iii) the ability of the Seller to consummate the Contemplated Transactions.

     "Material Consents" shall have the meaning set forth in Section 2.9(a) hereof.

     "Material Contracts" shall have the meaning set forth in Section 3.15(a) hereof.


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     "Messer Claim" shall mean the claims being asserted against Seller by
Justin Messer.

     "Non-Threshold Losses" shall mean all Losses arising out of or relating to
(i) any breach of representations and warranties contained in Sections 3.2, 3.5, 3.8, 3.17, 3.20 and 3.21, (ii) any Tax Liabilities and (iii) any Excluded Liabilities.

     "Nova Asset Purchase Agreement" shall mean that certain Asset Purchase Agreement dated of even date herewith by and between Buyer and Nova Machine.

     "Nova Deductible" shall mean the "Aggregate Deductible" (as such term is defined in the Nova Asset Purchase Agreement.

     "Nova Guaranty " shall mean the Guaranty executed in favor of Seller by Nova Machine, in substantially the form of Exhibit E attached hereto.

     "Nova Investments" shall mean Nova Investments Group Corp., an Ohio corporation.

     "Nova Machine" shall mean Nova Machine Products Corp., an Ohio corporation.

     "Novation Agreements" shall have the meaning ascribed to such term in
Section 9.3(a) hereof.

     "Order" shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business" shall mean when referring to an action taken by a Person an action that:

          (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and

          (b) does not require any separate or special authorization of any nature.

     "OSHA" shall mean any Legal Requirement that requires or relates to providing safe and healthful working conditions and reducing occupational safety and health hazards, including The Occupational Safety and Health Act, as amended, and the rules and regulation promulgated thereunder, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Patents" shall mean all patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof.

     "Pending Holdback Claims" shall have the meaning set forth in Section 2.7(b) hereof.


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

     "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Permitted Encumbrance" means (a) any Encumbrance for Taxes, assessments or governmental charges or claims that are not yet delinquent, (b) any mechanics', materialmens' or similar Encumbrances with respect to amounts that are not yet delinquent, (c) any purchase money Encumbrance the underlying obligation of which is reflected on the Closing Date Balance Sheet, and only to the extent referenced thereon, (d) any Encumbrance in the nature of the interest of a lessor or licensor of any property used in the conduct of the Business, (e) any Encumbrance securing rental payments under capital lease arrangements that constitute Material Contracts and (f) the Encumbrances set forth on Schedule 1.2-A.

     "Pre-Closing Encumbrances" shall have the meaning ascribed to such term in
Section 3.5 hereof.

     "Prepaid Expenses" shall have the meaning ascribed to such term in Section 2.2.1(b) hereof.

     "Proceeding" shall mean any action, arbitration, investigation, litigation, or suit (including any civil, criminal, administrative, judicial or investigative proceeding, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before any third party or Governmental Body.

     "Purchased Assets" shall have the meaning ascribed to such term in Section
2.2.1 hereof.

     "Purchase Price" shall have the meaning ascribed to such term in Section 2.4(a) hereof.

     "Qualified Reorganization" means a transaction qualifying as a tax-free exchange of stock for assets under Section 368(a)(1)(C) of the Code.

     "Reference Balance Sheet" shall mean the Balance Sheet, as adjusted, a copy of which is annexed hereto as Exhibit F.

     "Reference Balance Sheet Date" shall mean December 31, 2003.

     "Reference Net Book Value" shall mean an amount equal to $5,291,679.

     "Related Person" shall mean with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) an Affiliate of any one or more members of such individual's
Family;

          (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and


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

          (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) an Affiliate of such specified Person;

          (b) any Person that holds a Material Interest in such specified
Person;

          (c) any Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material Interest; and

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     "Release" shall mean any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material on or into the Environment or into or out of any property.

     "Remedial Action" shall mean any action, including any capital expenditure, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material; (b) to prevent the Release or Threat of Release or to minimize any further Release; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Legal Requirements and environmental Governmental Authorizations.

     "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Restricted Material Contracts" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

     "SEC" shall mean the United States Securities and Exchange Commission.


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

     "SEC Filings" shall have the meaning ascribed to such term in Section 3.22(b) hereof.

     "Second Holdback Period" shall mean the six (6) month period immediately following the expiration of the First Holdback Period.

     "Securities Act" shall mean The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Seller Excluded Assets" shall have the meaning ascribed to such term in
Section 2.3(l) hereof.

     "Seller Intellectual Property" shall have the meaning ascribed to such term in Section 2.2.1(g) hereof.

     "Seller Plans" shall have the meaning ascribed to such term in Section 3.26(a) hereof.

     "Seller Transaction Documents" shall have the meaning ascribed to such term in Section 3.2 hereof.

     "Seller's Bid" shall have the meaning ascribed to such term in Section 3.15(d) hereof.

     "Seller's Government Contract" shall have the meaning ascribed to such term in Section 3.15(d) hereof.

     "Seller's Knowledge" shall mean those facts of which Dwaine A. Godfrey, Sr., Dwaine A. Godfrey, Jr., John D. Clark and Tiffany G. Richardson is aware.

     "Software" shall mean all computer software and subsequent versions thereof, including source codes, object, executable or binary codes, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

     "Subsidiary" shall mean with respect to any Person (for purposes of this definition, the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "Tangible Personal Property" shall mean all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books) used or held for use in the Business, together with any express or implied warranty by the manufacturer or Seller or lessor of any item or component part thereof and all maintenance records and other documents relating thereto.

     "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

     "Tax Liabilities" shall mean any and all costs and expenses (including all reasonable costs and expenses of attorneys and accountants incurred in connection with investigating, defending and settling all claims), liabilities, obligations, fines, penalties, interest, and damages incurred by Buyer or its Affiliates as a result of any claim involving Taxes related to (i) the operation of the Business by Seller at or prior to Closing, (ii) the use of the Purchased Assets by Seller at or prior to Closing, or (iii) the transfer, sale or disposition of the Purchased Assets by Seller to Buyer in accordance with the Acquisition Agreements (including all costs of filing and recording all such transfers, sales and dispositions).

     "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Tech Drive Facility" means the real property used by Seller in its business operations known for street purposes as 4600 East Tech Drive, Cincinnati, Ohio 45245.

     "Tech Drive Sale Proceeds" means the amounts payable to Seller prior to Closing from Nova Investments in connection with Nova Investments' purchase of the Tech Drive Facility from Seller.

     "Threat of Release" shall mean a reasonable likelihood of a Release that would require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threshold Losses" shall mean all Losses other than Non-Threshold Losses.

     "Trademarks" shall mean all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications.

     "Trade Secrets" shall mean all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets and all proprietary information, know-how and technology.

     "Transferred Employees" shall mean those individuals who, on the Closing Date, are employed, whether on a full time, part time or temporary basis, by Seller in connection with the Business and who become employees of Buyer or any of its Affiliates pursuant to this Agreement.

     "U.S. Government" shall mean the federal government of the United States of America and any of its branches and instrumentalities, including its departments, agencies, bureaus, commissions, boards, courts, corporations, offices, and other entities, and divisions thereof.

     "Warranty Claims" shall mean liabilities and obligations incurred with respect to the repair, replacement, rework, maintenance or return of any product manufactured or sold, or any services rendered, by Seller prior to the Closing Date as a consequence of an alleged defect in such product or service.

     "Warranty Expense" means all payments, credits, costs and expenses reasonably incurred by Buyer in satisfying any Warranty Claims, including, as appropriate, any payments, credits, costs and expenses so incurred by Buyer in contesting any Proceeding initiated by any third party in respect of any Warranty Claim and any settlements, judgments or compromises relating thereto.

                                   ARTICLE II

                                PURCHASE AND SALE

     Section 2.1 Closing. The purchase and sale (the "Closing") provided for in this Agreement shall take place at 10:00 a.m. (Eastern Daylight Savings Time), at the offices of Tucker Ellis & West LLP, 925 Euclid Avenue, 1150 Huntington Building, Cleveland, Ohio 44115, on May 24, 2004 or, if later, the date which is three Business Days after the fulfillment of the conditions set forth in Articles VII and VIII hereof or at such other time, date, or place, as Buyer and Seller may agree. The date on which the Closing shall take place is referred to as the "Closing Date." The Closing shall be deemed to be effective as of 11:59 p.m. (Eastern Daylight Savings Time) on the Closing Date. Subject to the provisions of Article XI, failure to consummate the purchase and sale provided for in this Agreement on the date, time or at the place determined pursuant to this Section 2.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     Section 2.2 Purchase and Sale; Deliverables.

          2.2.1 Subject to the terms and conditions of this Agreement, at the Closing the Seller will sell, transfer, assign, convey, set over and deliver to the Buyer, and the Buyer will purchase, acquire and accept from the Seller, free and clear of all Encumbrances, other than Permitted Encumbrances, all right, title and interest of the Seller in and to all of the assets, rights and properties used or held for use by the Seller in connection with the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including the following assets, rights and properties:

               (a) The Tech Drive Sale Proceeds;

               (b) All prepaid assets and prepaid expenses existing on the accounting Files and Records of the Business as of the Closing Date (the "Prepaid Expenses");

               (c) All Accounts Receivable of the Business reflected in the accounting Files and Records of the Business as of the Closing Date, including those Accounts Receivable set forth on the Closing Date Balance Sheet;

               (d) All Tangible Personal Property on hand as of the Closing Date, including the Tangible Personal Property of Seller identified on Schedule 2.2.1(d);

               (e) (i) All inventories of finished goods, raw materials, work in progress, repair stock, parts, pallets and supplies wherever located maintained by Seller for use or consumption in the Business, including in the production of finished goods and the provision of services, which are on hand as of the Closing Date (collectively, the "Inventories"); (ii) all assignable warranties and licenses issued to Seller in connection with the Inventories; and (iii) any assignable claims, credits and rights of recovery with respect to the Inventories;

               (f) All of Seller's interest in contracts, agreements, licenses, leases, commitments, sales orders, and purchase orders, whether written or oral, relating to the Business (collectively, the "Contracts"), including the Material Contracts which are not otherwise identified on Schedule 2.3(f) hereto;

               (g) All Intellectual Property Assets of the Business, including the property described in Schedule 2.2.1(g) (collectively, the "Seller Intellectual Property").

               (h) All files and records in Seller's care, custody or control which contain information with respect to, or relate to, or are maintained in connection with any or all of the Purchased Assets and the Business, that are inscribed on a tangible medium or that are stored in an electronic or other medium or in another format and which are retrievable in perceivable form, including customer and prospective customer files, vendor and prospective vendor files, maintenance records, warranty and customer support obligation records, sales and advertising material, documentation, specifications, technical manuals, outstanding proposals and accounting and financial records (collectively, "Files and Records");

               (i) All of Seller's rights to memberships in trade organizations and all of Seller's licenses, permits, authorizations and approvals issued by any third party in connection with the Business;

               (j) All Leases, including but not limited to those identified on
Schedule 2.2.1(j);

               (k) All Intangible Property;

               (l) All insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement; and

               (m) All claims of Seller against third parties relating to the Purchased Assets, whether choate or inchoate, known or unknown, contingent or non-contingent, including all such claims listed in Schedule 2.2.1(m).

Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any liability related to the Purchased Assets which otherwise exists at the time of Closing unless Buyer expressly assumes that liability pursuant to Section 2.4(d).

          2.2.2 At the Closing, Seller will execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered to Buyer, the following:

               (a) the Bill of Sale;

               (b) all Material Consents and, to the extent otherwise obtained by Seller prior to Closing, such other Consents and assignments pertaining to the Contracts transferred or assigned to Buyer hereunder (except for the Government Contracts, which are subject to novation as described in Section 9.3);

               (c) The other Acquisition Agreements;

               (d) The Nova Guaranty; and

               (e) All such other documents, agreements and instruments as counsel to the Buyer may reasonably request in order to set over, transfer and convey the Purchased Assets to Buyer and as may be required to be executed and delivered in accordance with Article VII hereof.

          2.2.3 At the Closing, Buyer will execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered to Seller, the following:

               (a) The other Acquisition Agreements; and

               (b) All such other documents, agreements and instruments as may be required to be executed and delivered in accordance with Article VIII hereof.

     Section 2.3 Excluded Assets. There shall be excluded from the Purchased Assets the following (collectively, the "Excluded Assets"):

               (a) All cash, cash equivalents and short-term investments, excluding, however, the Tech Drive Sale Proceeds;

               (b) All minute books, stock Files and Records and corporate seals;

               (c) The shares of capital stock of Seller held in treasury that are identified on Schedule 2.3(c);

               (d) Those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in Schedule 2.3(d);

               (e) All insurance policies and rights thereunder (except to the extent specified in Section 2.2.1(l) and (m));

               (f) All of the Contracts listed in Schedule 2.3(f);

               (g) All personnel Files and Records that Seller is required by law to retain in its possession; provided, that, copies of any such Files and Records pertaining to any Transferred Employees shall, subject to such restrictions and limitations as may be imposed upon Seller or Buyer under any Legal Requirement, be furnished to Buyer at Closing ;

               (h) All claims for refund of Taxes and other governmental charges of whatever nature attributable to any period or matter through the Closing Date;

               (i) All rights in connection with, and all assets of, the Seller's Plans;

               (j) All rights of Seller under the Acquisition Agreements;

               (k) the Facilities (exclusive of the shake table and cranes located at the Tech Drive Facility);

               (l) All those excluded properties and assets set forth on
Schedule 2.3(l) (collectively, the "Seller Excluded Assets") hereto; and

               (m) Subject to the provisions of Section 2.9 hereof, any asset or property the assignment or attempted assignment of which would be invalid or would constitute a breach of Contract.

     Section  2.4  Purchase  Price;  Payment;   Assumed  Liabilities;   Excluded
Liabilities; Allocation.

               (a) In consideration for the purchase of the Purchased Assets, Buyer will pay, or will cause its designee(s) to pay, an amount (the "Purchase Price") consisting of (i) the Cash Holdback Amount as set forth in Section 2.4(b) hereof, (ii) the amounts, if any, payable to Seller under the terms of
Section 2.8 hereof (the "Excess KEDO Proceeds") and (iii) the Stock Purchase Price as set forth in Section 2.4(c) hereof, and Buyer will assume, or will cause its designee(s) to assume, at the Closing the Assumed Liabilities specified in Section 2.4(d) hereof. Seller and Buyer acknowledge that the sale of the Purchased Assets and Business to Buyer as provided herein is intended to qualify as a tax-free exchange of stock for assets under Section 368(a)(1)(C) of the Code.

               (b) At the Closing, the Cash Holdback Amount shall be held by the Buyer as security for and, without prejudice to any other right or remedy available to Buyer, to satisfy any of Seller's obligations to indemnify Buyer pursuant to Article XII hereof. The Cash Holdback Amount shall be held by Buyer subject to the provisions of Section 2.7 hereof.

               (c) At the Closing, Buyer will deliver, or will cause its designee(s) to deliver, as directed by Seller, the sum of US$13,000,000 (the "Stock Purchase Price"), payable in shares of Curtiss-Wright Corporation common stock (the "CW Stock"). For the purposes of this Agreement, the value of the each share of the CW Stock shall be determined by taking the average closing price of the CW Stock for the five trading days immediately preceding the day before the Closing Date and during which the New York Stock Exchange ("NYSE") is open for business as reported on the NYSE Consolidated Tape (the "Closing Stock Price"). The number of shares of the CW Stock to be transferred to Seller at Closing (the "Shares") shall be equal to the quotient of the Stock Purchase Price divided by the Closing Stock Price, which number of shares shall be rounded to the nearest whole number. The Shares shall be evidenced by one or more stock certificates registered in the name of the Seller in such denominations as the Seller shall designate to Buyer in writing at least three
(3) Business Days prior to the Closing (collectively, the "Stock Certificates"). Each of the Stock Certificates shall be imprinted with the restrictive legend described in Section 3.22(e) hereof.

               (d) Effective as of the Closing Date, Buyer shall assume responsibility for the payment, discharge, performance and satisfaction of all of the following liabilities and obligations of the Seller (collectively, the "Assumed Liabilities"):

                    (1) All obligations and liabilities arising on or after the Closing Date and related to (i) the ownership, use, possession or condition of the Purchased Assets, including any product liability claims relating to products manufactured by Seller prior to Closing but not yet shipped at Closing, or (ii) all operations and activities related to the Business;

                    (2) All of the obligations and liabilities of the Seller or Business reflected or reserved for on the Closing Date Balance Sheet;

                    (3) Subject to the requirements of Section 13.13, all Taxes relating to the Purchased Assets or the operations and activities related to the Business with respect to any period or part thereof commencing immediately after the Closing Date. For the avoidance of doubt, except as properly reflected or reserved for in the Closing Date Balance Sheet, Buyer shall not be liable or responsible for any Taxes for the Business incurred during all periods prior to the Closing Date, but which are required to be paid after the Closing Date;

                    (4) All liabilities, obligations and commitments of Seller under the Assumed Contracts (other than any liability arising out of or relating to a breach that is Known to Seller and that occurred prior to the Closing
Date), including all payment obligations with respect to orders for supplies, services or inventory that have not otherwise been provided or delivered to Seller as of the Closing Date;

                    (5) Subject to Buyer's rights under the provisions of
Section 12.2 hereof, (i) all liabilities and obligations in respect of Warranty Claims, (ii) all liabilities and obligations in respect of claims of employees of the Seller for workers' compensation benefits to the extent arising out of injuries suffered or sustained prior to the Closing Date, including any such claims identified on Schedule 2.4(d)(5)(ii) hereto, and (iii) all liabilities and obligations arising out of, or otherwise relating to, the violation, or claimed violation, of any Assumed Contract or Legal Requirement (including OSHA or zoning codes) applicable to or in connection with the Business or any Purchased Asset to the extent first made or asserted after the Closing Date, but irrespective of whether such violation existed or arose out of any act, omission, condition or circumstance which existed or occurred on or prior to the Closing Date ("Assumed Compliance Liabilities"); provided, however, that the foregoing provisions shall not include, (w) any such liabilities or oblgations described in clause (iii) above to the extent Known to Seller at the time of Closing, (x) any Environmental Liabilities of Seller arising out of any act, omission, condition or circumstance which existed or occurred, on or prior to the Closing Date, (y) except to the extent otherwise constituting workers compensation liabilities under Section 2.4(d)(5)(ii) above, any liabilities or obligations of Seller arising out of, or relating to, claims for injury to person or property in the nature of tort claims arising out of any act, omission, condition or circumstance which existed or occurred, on or prior to the Closing Date, regardless of when made or asserted or (z) liabilities and obligations of Seller in respect of claims under ERISA or in respect of any Seller Plan;

                    (6) those liabilities and obligations of the Seller with respect to the Transferred Employees which Buyer has expressly agreed to assume pursuant to Section 6.2 of this Agreement, including to the extent accrued on the Closing Date Balance Sheet, all obligations of Seller as of the Closing Date for vacation pay.

               The Assumed Liabilities shall be the only liabilities assumed by Buyer and such assumption shall be effective upon the Closing Date, unless the terms hereof expressly state that such liabilities shall transfer at another time.

               (e) Other than as provided in Section 2.4(d) above, the Buyer will not assume, and will not be deemed to have assumed, any other obligation or liability of the Seller, the Business or the Purchased Assets whatsoever (all such other obligations and liabilities being collectively referred to herein as the "Excluded Liabilities"), including:

                    (1) Any liabilities or obligations under the Seller Plans or, subject to the obligations of the Buyer pursuant to Section 6.2 of this Agreement or any such liabilities or obligations properly reflected or reserved for in the Closing Date Balance Sheet, any liabilities relating to severance, payroll, vacation, sick leave, contributions for workers' compensation coverage or unemployment, pension or profit-sharing benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for the Current Employees or former employees or both for periods prior to the Closing Date.

                    (2) Any liabilities or obligations which are Known to Seller and attributable or relating to (i) the violation of any Assumed Contract or Legal Requirement,

(ii) any third party or Governmental Body claim, in either case arising from any act, omission or circumstance that took place on or prior to the Closing and
(iii) the Messer Claim;

                    (3) Any liabilities based on products liability (including, but not limited to, design defect), other than Warranty Claims, or other similar liabilities related to products shipped by the Seller at any time prior to the Closing, except in the event such products are serviced, refurbished or rebuilt after the Closing Date in a manner inconsistent with Seller's past practices;

                    (4) Any Environmental Liabilities or other liabilities (a) arising out of any act, omission, condition or circumstance which existed or occurred, on or prior to the Closing Date (i) related or attributable to a Release or Threat of Release of Hazardous Materials by the Seller (or any predecessor of Seller), the Business or any Person for whose conduct the Seller or the Business is responsible at (x) any of the Facilities or (y) any location at which Hazardous Activities were conducted or Hazardous Materials were generated, manufactured, refined, transferred, used or processed by the Seller (or any predecessor of Seller), the Business or any Person for whose conduct the Seller or the Business is responsible or (b) arising from or attributable to a breach or violation of any Environmental Legal Requirements by Seller, the Business or any Person for whose conduct Seller or the Business is responsible, on or prior to the Closing Date;

                    (5) Tax Liabilities;

                    (6) Any liability under any Excluded Contract, including any liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

                    (7) Any liabilities not expressly assumed by Buyer pursuant to Section 2.4(d);

                    (8) Any liability under any employment, severance, retention or termination agreement with any Current Employee of Seller or any of its Related Persons;

                    (9) Any liability of Seller to (a) any shareholder of Seller or (b) any Related Person of Seller or any shareholder of Seller;

                    (10) Any intercompany liabilities of the Business;

                    (11) Any liability arising out of or relating to any employee grievance which arose or was caused by events occurring prior to the Closing Date, whether or not the affected employees are hired by the Buyer;

                    (12) Any liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

                    (13) Any liability to distribute to any of Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

                    (14) Any liability (other than the Assumed Liabilities) arising out of any Proceeding pending as of the Closing Date or commenced after the Closing Date, which Proceeding arises out of or relates to any occurrence or event happening on or prior to the Closing Date;

                    (15) Any liabilities of Seller under this Agreement or any of the other Acquisition Agreements;

                    (16) Any liability of Seller based upon Seller's acts or omissions occurring after the Closing Date; and

                    (17) Any monetary liability of Seller, including fines or other penalties, arising out of or relating to any unauthorized exportation of technology and/or technical data associated with the KEDO Contracts.

               The Seller shall be responsible for, and will pay, perform and discharge when due each of the Excluded Liabilities.

     Section 2.5 Purchase Price Adjustment. In accordance with the procedures set forth in Section 2.6, the Purchase Price shall be adjusted as follows:

               (a) decreased dollar-for-dollar to the extent that the Reference Net Book Value is greater than the Closing Date Net Book Value; or

               (b) increased dollar-for-dollar to the extent the Reference Net Book Value is less than the Closing Date Net Book Value.

     Section 2.6 Final Adjustments. Final adjustments to the Purchase Price will be determined as follows:

               (a) Buyer will prepare, in good faith and in accordance with GAAP and the accounting policies and estimates used to prepare the Reference Balance Sheet, a balance sheet of the Business as of the Closing Date (the "Closing Date Balance Sheet"), together with a report (the "Final Adjustments Report"), based on the Closing Date Balance Sheet, setting forth in reasonable detail Buyer's calculation of the Closing Date Net Book Value.

               In the preparation of the Closing Date Balance Sheet, Inventory value will be based upon a physical count of the Seller's Inventory as of the Closing Date. In connection with the completion of the physical count and the preparation of the Closing Date Balance Sheet and the Final Adjustments Report,
(i) Buyer shall make all information and other records relating thereto available to Seller for purposes of review, and (ii) representatives of Seller shall otherwise be entitled to be present at, and observe, such physical inventory and otherwise have the right to review any and all workpapers prepared by Buyer in its determination of the Inventory value. Buyer shall deliver the Closing Date Balance Sheet and Final Adjustments Report to Seller within 60 days after the Closing Date.

               (b) Within 45 days after receipt of the Closing Date Balance Sheet and the Final Adjustments Report, Seller shall notify Buyer of its objections to the Final Adjustments Report, if any, and the reasons therefor. Any amount which is not in dispute shall, within five (5) Business Days after the expiration of the review period, be paid by Seller to Buyer in the event the Purchase Price is adjusted in accordance with Section 2.5(a) or by Buyer to Seller in the event the Purchase Price is adjusted in accordance with Section 2.5(b), in either case by wire transfer of immediately available funds for deposit in an account designated in writing by Seller or Buyer to the payor, as the case may be, at least two (2) Business Days after the expiration of the review period.

               (c) In the event Seller does object to the Final Adjustments Report, the parties shall in good faith attempt to resolve any dispute with respect to the Final Adjustments Report and/or the Closing Date Balance Sheet, such mutually agreed upon resolution of the dispute to be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 60 days after notice is given by the Seller to Buyer pursuant to clause
(b) above, the parties shall submit the dispute to the Cleveland, Ohio office of Ernst & Young LLP (the "Arbiter") for resolution. If the Arbiter declines such appointment, the parties shall request the American Arbitration Association to appoint a nationally recognized independent accounting firm mutually agreeable to the parties, which firm shall not have had a material relationship with either Buyer or Seller or their respective Affiliates within the two years preceding the appointment, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 45 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by Buyer and Seller, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting change in computations in the Final Adjustments Report and/or the Closing Date Balance Sheet, if any, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter shall use GAAP as in effect at the time of Closing (and applied in a manner consistent with the manner in which the Reference Balance Sheet was prepared) in determining balances in the Closing Date Balance Sheet, and shall not take into account any changes in GAAP, or circumstances or events occurring after the close of business on the Closing Date. In resolving any dispute, the Arbiter may not assign a value to such item greater than the greatest value of such item claimed by either party or less than the smallest value of such item claimed by either party. The fees, costs and expenses of the Arbiter (i) shall be borne by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Final Adjustments Report and the Closing Date Balance Sheet shall be made hereunder only for items as to which Seller has taken exception as provided herein. Buyer and Seller shall make available to the other (upon the reasonable request of the other) their respective work papers generated in connection with the preparation or review of the Final Adjustments Report and the Closing Date Balance Sheet. The payment required after determination of all disputed amounts will be made by the responsible party therefor to the other party in the manner, and within the period, referred to in Section 2.6(b) above.

               (d) To the extent that GAAP adjustments occur or changes occur with respect to the application of GAAP or other accounting rules or guidelines used in the preparation of the Closing Date Balance Sheet and/or the determination of the Closing Date Net Book Value compared to the application of GAAP or other accounting guidelines applied in connection with the preparation of the Reference Balance Sheet and the Reference Net Book Value, similar and corresponding adjustments and changes will be made to the Closing Date Net Book Value and the Closing Date Balance Sheet, and such adjustments and changes will affect the Purchase Price adjustment under Section 2.5 and the final adjustments under this Section 2.6.

     Section 2.7 Disposition of Cash Holdback Amount.

               (a) Subject to the provisions of this Section 2.7, the Cash Holdback Amount shall be held by Buyer during the Holdback Period. The balance of the Cash Holdback Amount on hand from time-to-time during the Holdback Period shall accrue interest from the Closing Date until payment to Seller as herein provided at the rate of four percent (4%) per annum (the amount of the Cash Holdback Amount, together with interest, at any time remaining is referred to herein as the "Holdback Funds Account"), provided, that, any amount payable from the Holdback Funds Account in respect of an indemnity claim to any Buyer Indemnified Parties under the provisions of Article XII of this Agreement shall be paid to such Buyer Indemnified Party(ies) with interest at the aforesaid rate, accruing from the date(s), if any, of payment by the Buyer Indemnified Party(ies) of any claim, cost or expense subject to reimbursement by Seller in respect of its indemnification obligations under the provisions of Article XII of this Agreement.

               (b) Subject to the foregoing adjustments for amounts paid to any Buyer Indemnified Parties, and the reservation of such amount of the Holdback Funds Account as may be necessary to fund the amount of any outstanding claims for indemnification by any Buyer Indemnified Parties under Article XII hereunder which are then pending ("Pending Holdback Claims"), Buyer shall distribute the Holdback Funds Account to Seller, by certified or official bank check payable to its order, as follows:

                    (i) within five (5) Business Days immediately following the expiration of the First Holdback Period, Buyer shall pay to Seller an amount equal to (A) $375,000, plus (B) all interest accrued thereon, less (C) all amounts paid from the Holdback Funds Account during the First Holdback Period pursuant to the terms of this Agreement; and

                    (ii) within five (5) Business Days immediately following the expiration of the Second Holdback Period, Buyer shall pay to Seller an amount equal to the then remaining uncontested balance of the Holdback Funds Account, provided, that to the extent that any Pending Holdback Claims remain unresolved at the end of the Second Holdback Period, the amount of such funds shall be reserved from any distribution made to Seller or the applicable Buyer Indemnified Parties until the final resolution of the related Pending Holdback Claims.

     Section 2.8 Disposition of KEDO Collections. Following the Closing Date, all amounts received by Buyer in respect of any KEDO Collections shall be subject to disposition as follows: (a) subject to clause (c) below, the amount of all KEDO Collections received by Buyer up to an amount equal to the KEDO Closing Inventory Value shall be retained by Buyer, free of any claim of Seller;
(b) the amount of all KEDO Collections received by Buyer in excess of the KEDO Closing Inventory Value shall be paid to Seller promptly following receipt; and
(c) upon termination of the KEDO Contracts, and to the extent that the KEDO Inventory is not shipped to Hyundai Heavy Ind. Co., Ltd. or Doosan Heavy Industries & Construction Co., Ltd. under the terms of the KEDO Contracts as a consequence of such termination, the amount of all KEDO Collections retained by Buyer under clause (a) above shall, to the extent of the value of such KEDO Inventory, be promptly paid to Seller.

     Section 2.9 Consents.

               (a) If there are any Consents identified on Schedule 2.9(a) hereto ("Material Consents") that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, then in the case of each Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyer may either (i) waive the closing conditions as to any such Material Consent and close the Contemplated Transactions subject to the rights and obligations of the Buyer and Seller set forth in subsection (b) below or (ii) refrain from closing the Contemplated Transactions.

               (b) In the event the Buyer elects to close the Contemplated Transactions under the circumstances described in subsection (a)(i) of this
Section 2.9 and otherwise in the case of the failure to obtain any Material Consent to the transfer or assignment of any other right of Seller under or in respect of any Purchased Asset, including any Assumed Contract, Lease, Governmental Authorization or Software required to be obtained as a condition to transfer or assignment to Buyer (an "Incidental Contract or Right") by the Closing Date, this Agreement shall not constitute an agreement to transfer or assign the Restricted Material Contract or Incidental Contract or Right if a transfer or assignment without first obtaining such Consent would constitute a breach thereof or be unlawful, and Seller, to the maximum extent permitted by applicable Legal Requirements, shall use reasonable efforts to obtain for Buyer the benefits thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party, and shall cooperate, to the maximum extent permitted by applicable Legal Requirements, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer, provided, that, in such event, Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consent or approval had been obtained. Seller shall continue to use all reasonable efforts to obtain such Material Consents after Closing until obtained; provided, however, that Buyer shall not be required to make any payment, change the way it conducts its business or change the way it intends to conduct the Business in order to secure any such Consent. Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract or Incidental Contract or Right is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract or Incidental Contract or Right to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract or Incidental Contract or Right assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Bill of Sale and the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

     Section 2.10 Allocation. The parties hereto acknowledge that it is their intention that the sale contemplated hereby be treated for tax purposes as a Qualified Reorganization and, in such regard, Seller shall, within sixty (60) days following the Closing, provide the Buyer with a tax-basis balance sheet for the Purchased Assets and the parties shall, as applicable under the Code, prepare, and provide to the other, all disclosure statements, filings, declarations and reports required to be prepared under the provisions of Treas. Reg 1.368-3. So long as prepared in accordance with the provisions of this
Section 2.10, the parties shall make consistent use of the allocation for all Tax purposes and in all Tax Returns, filings, declarations and reports with the IRS in respect thereof and otherwise use all reasonable efforts to ensure that the sale contemplated hereby is treated for tax purposes as a Qualified Reorganization.

     Section 2.11 Disclaimer of Implied Warranties and Other Matters. BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED BY SELLER IN CONNECTION HEREWITH OR THE CONTEMPLATED TRANSACTIONS, AND TO THE EXTENT OTHERWISE PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WITH RESPECT TO THE ASSETS OR LIABILITIES OF SELLER OR THE BUSINESS, AND SELLER HEREBY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     With respect to the sale of the Business, Seller represents and warrants to Buyer that:

     Section 3.1 Organization.(a) Seller is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of organization.

               (b) Seller is duly licensed or qualified to transact business or own or lease its assets, under the Legal Requirements of all jurisdictions where the Business would require it to be so licensed or qualified and is in good standing in all such jurisdictions.

     Section 3.2 Authorization; Enforceability. Seller has all requisite corporate power and authority to enter into the Acquisition Agreements to which it is a party (the "Seller Transaction Documents") and to perform its obligations thereunder. All acts required to be taken by Seller to authorize the execution, delivery and performance of the Seller Transaction Documents, and the consummation of the Contemplated Transactions, have been duly taken, and no other corporate proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy and other Legal Requirements affecting creditors' rights, or by general equitable principles. Each of the other Seller Transaction Documents will be, as of the Closing, duly executed and delivered by Seller and will constitute a legal, valid and binding obligation of Seller in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy and other Legal Requirements affecting creditors' rights, or by general equitable principles. The execution, delivery and performance of each Seller Transaction Document, and the compliance with the provisions thereof by Seller, will not conflict with, violate or result in the breach of any of the terms, conditions or provisions of the Governing Documents of Seller, as the case may be, or any Order or Legal Requirement to which Seller, the Purchased Assets or the Business is subject, except where the same would not materially impair Seller's ability to perform its obligations under the Seller Transaction Documents or have a Material Adverse Effect. Except as indicated on Schedule 3.2 hereto, the execution, delivery and performance of each Seller Transaction Document, and the compliance with the provisions thereof by Seller, will not result in any breach of any of the terms or conditions of, or constitute a default under, any Governmental Authorization, license, indenture, mortgage, agreement or other instrument to which Seller is a party or by which it is bound, except where such breach or default would not materially impair Seller's ability to perform its obligations under the Seller Transaction Documents, nor result in the creation or imposition of any Encumbrance upon any of the Purchased Assets.

     Section 3.3 Financial Statements.

               (a) Exhibit G hereto contains (a) true and correct copy of the Balance Sheet, and (b) the unaudited statement of income for the Business as at and for the period ended as of the Reference Balance Sheet Date (collectively referred to as the "Financial Statements"). The Financial Statements, except for the absence of footnotes (i) are in accordance with the Files and Records of Seller and accurate in all material respects, (ii) fairly present, in all material respects, the financial condition and the results of operations of the Business as at and for the period ended as of the Reference Balance Sheet Date and (iii) have been prepared in accordance with GAAP consistently applied. As of the Reference Balance Sheet Date, Seller did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, related to the Business or the Purchased Assets, that is not reflected or reserved against in the Financial Statements or set forth on Schedule 3.3(a) hereto or in the Exhibits and other Schedules hereto.

               (b) The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in any notes to such Financial Statements. Seller has also delivered to Buyer copies of all letters from Seller's auditors to Seller's board of directors or any audit committee thereof during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.

               (c) Except for such adjustments as agreed by Buyer and Seller in the preparation thereof, the Reference Balance Sheet (i) is consistent with the Files and Records of Seller and accurate in all material respects and (ii) has been prepared in a manner consistent with principles used to prepare the Financial Statements.

     Section 3.4 Government Authorizations. Except as set forth in Schedule 3.4 hereto, Seller is not required to submit any notice, report or other filing with, or obtain any Governmental Authorization in connection with, its execution, delivery or performance of the Seller Transaction Documents or the consummation of the Contemplated Transactions, except where the failure to make such submission or obtain such Governmental Authorization would not have a Material Adverse Effect and would not otherwise materially impair Buyer's ability to perform its obligations under the Acquisition Agreements.

     Section 3.5 Title; Properties; Encumbrances.

     Seller owns good and transferable title to all of the Purchased Assets free and clear of any Encumbrances other than the Permitted Encumbrances and those described in Schedule 3.5 (the "Pre-Closing Encumbrances"). Seller warrants to Buyer that the Purchased Assets will be transferred to Buyer at the time of Closing free and clear of all Encumbrances other the Permitted Encumbrances.

     Section 3.6 Leased Real Property.

               (a) Schedule 3.6(a) identifies the correct street address for the Facilities and an accurate description of all Leases related thereto, including name of lessor, date of lease and term expiration date;

               (b) The Facilities constitute all of the real property owned or leased by Seller which is used in the conduct of the Business;

               (c) Seller has a valid leasehold interest in each of the Facilities, free and clear of all Encumbrances (other than any Permitted Encumbrances related thereto);

               (d) Seller has not received written notice of any condemnation proceedings, lawsuits or administrative actions relating to any of the Facilities;

               (e) Seller has not received written notice that the Seller's use or occupancy of the Facilities violates any Legal Requirement, covenant, condition or restriction that encumbers such property, or that any such property is subject to any restriction for which any Governmental Authorizations or facility certifications necessary to the current use thereof have not been obtained; and

               (f) there are no subleases, licenses, concessions or other agreements granting to any Person the right of use or occupancy of any portion of the Facilities, other than as may relate to, or be required for, the completion of all Improvements currently under construction at the Batavia Facility.

     Section 3.7 Condition of Assets.

               (a) Use of the Facilities for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to any "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable Legal Requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and, to Seller's Knowledge, are free from latent and patent defects. No part of any Improvement encroaches on any real property not included in the Facilities, and there are no buildings, structures, fixtures or other Improvements primarily situated on adjoining property which encroach on any part of the land included in the Facilities in any manner which would impair, in any material respect, the use of the Facilities in the conduct of the Business. Each Facility has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such land and comprising a part of the Facilities, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities and is not located within any flood plain or area subject to wetlands regulation or any similar restriction. There is not, to Seller's Knowledge, any existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain Proceeding that would result in the taking of all or any part of any Facility or that would prevent or hinder the continued use of any Facility as heretofore used in the conduct of the Business of Seller.

               (b) Each item of Tangible Personal Property used by Seller in the Ordinary Course of Business is in reasonably good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and, to Seller's Knowledge, is free from latent and patent defects. No item of Tangible Personal Property used by Seller in the Ordinary Course of Business is in current need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in
Schedule 3.7(b), all Tangible Personal Property used in the Business is in the possession of Seller.

     Section 3.8 Taxes.

               (a) Except as related to those Tax Liabilities which are not yet due and payable or as otherwise listed on Schedule 3.8(a) hereto, there are no material Tax Liabilities which have not been paid by Seller.

               (b) Except as disclosed on Schedule 3.8(b) hereto, Tax Returns of Seller are not currently under audit by the IRS and Seller has not given or been requested to give waivers or extensions of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

               (c) Except as set forth in Schedule 3.8(c) hereto or as disclosed in the Reference Balance Sheet, there are no proposed Tax assessments or deficiencies against Seller which are currently pending.

               (d) Except as set forth in Schedule 3.8(d) hereto:

                    (i) Except as otherwise reflected in the Closing Date Balance Sheet, all employment-related Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                    (ii) Seller is not a party to any Tax sharing agreement, Tax allocation agreement or similar agreement under which it is obligated to indemnify any Person for any Taxes which may be payable by such other Person.

               (e) There are no Encumbrances (other than Permitted Encumbrances) on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and to Seller's Knowledge, there is no basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any Encumbrance (other than a Permitted Encumbrance).

               (f) Schedule 3.8(f) lists all the states and localities with respect to which Seller is currently filing Tax Returns.

     Section 3.9 Current Employees. Schedule 3.9 lists, for each employee of the Business (collectively, the "Current Employees"), the name, starting date, current annual salary (including bonus), other special benefits (including the use of an automobile), and the amounts of accrued sick days and vacation days. Except as set forth on Schedule 3.9, there has been no material change in the Seller's workforce since December 31, 2003. Except as identified on Schedule 3.9, Seller is not party to any written employment agreement with any of the Current Employees. To Seller's Knowledge, no Current Employee intends to or recently has threatened to terminate his or her employment. Except as identified on Schedule 3.9, Seller is not in violation of or restricted (and after the Closing neither Buyer nor its Affiliates will be in violation of or restricted), directly or indirectly, by any agreement to which Seller or any Current Employee or former employee is a party, including any agreements regarding confidentiality, non-competition, non-interference or non-solicitation, from carrying on the Business anywhere in the world for any period of time. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the Contemplated Transactions will trigger any severance pay or other similar obligation to any Current Employee or former employee under any agreement (other than under any Acquisition Agreement) or under any Legal Requirement. Except as set forth on Schedule 3.9, on the Closing Date, there will be no bonuses, "golden parachute" or severance payments owed to Current Employees, to former employees of the Business or to directors or officers of Seller.

     Section 3.10 Labor Relations.

               (a) Seller has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security, Medicare and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

               (b) Except as disclosed in Schedule 3.10(b), (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since January, 2001, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not currently threatened, any strike, slowdown, picketing, work stoppage or material employee grievance involving Seller; (iii) to Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller's Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board, Equal Employment Opportunity Commission, or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller or the Facilities; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending;
(vi) no grievance or arbitration Proceeding exists that might have a Material Adverse Effect upon Seller or the conduct of the Business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) to Seller's Knowledge there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

     Section 3.11 Compliance With Legal Requirements.

               (a) Except as set forth in Schedule 3.11(a):

                    (i) At all times since January 2001, Seller has been, in all material respects, in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                    (ii) No event has occurred or circumstance exists that, to Seller's Knowledge, with or without notice or lapse of time (A) constitutes or is reasonably likely to result in, a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) gives rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                    (iii) Seller has not received, at any time since January 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

               (b) Schedule 3.11(b) contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business or the

Purchased Assets. Each Governmental Authorization listed or required to be listed in Schedule 3.11(b) is valid and in full force and effect. Except as set forth in Schedule 3.11(b):

                    (i) Seller is, and at all times since January 2001, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.11(b);

                    (ii) No event has occurred or circumstance exists that, to Seller's Knowledge, with or without notice or lapse of time (A) constitutes or is reasonably likely to result directly or indirectly in a violation of, or a failure to comply with, any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.11(b) or (B) is reasonably likely to result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.11(b);

                    (iii) Seller has not received, at any time since January 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                    (iv) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Schedule 3.11(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.11(b) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Business in the manner in which it currently conducts and operates the Business and to permit Seller to own and use the Purchased Assets in the manner in which it currently owns and uses such assets.

     Section 3.12 Legal Proceedings; Orders.

               (a) Except as set forth in Schedule 3.12(a), there is no pending or, to Seller's Knowledge, threatened Proceeding:

                    (i) by or against Seller or that otherwise relates to or may affect the Business or any of the Purchased Assets; or

                    (ii) that challenges, or that would, if adversely determined, have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To the Seller's Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings relating to each Proceeding listed in Schedule 3.12(a). There are no Proceedings listed or required to be listed in Schedule 3.12(a) that could have a Material Adverse Effect.

               (b) Except as set forth in Schedule 3.12(b):

                    (i) there is no Order to which Seller, the Business or any of the Purchased Assets is subject; and

                    (ii) to the Seller's Knowledge, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

               (c) Except as set forth in Schedule 3.12(c):

                    (i) Seller is, and, at all times since January 2001, has been in compliance with all of the terms and requirements of each Order to which it or any of the Purchased Assets is or has been subject;

                    (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Purchased Assets is subject; and

                    (iii) Seller has not received, at any time since January 2001, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Purchased Assets is or has been subject.

     Section 3.13 Absence of Certain Changes and Events. Except as set forth in
Schedule 3.13 hereto, since December 31, 2003, Seller has conducted the Business only in the Ordinary Course of Business and no event, circumstance or condition has occurred that:

               (a) has caused or, to Seller's Knowledge, is reasonably likely to cause a Material Adverse Effect;

               (b) involved any payment or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee not otherwise in the Ordinary Course of Business or entry into any employment, severance or similar Contract with any director, officer or employee;

               (c) involved adoption of, amendment to or increase in the payments to or benefits under, any Seller Plan;

               (d) involved damage to or destruction or loss of any Purchased Assets having an aggregate value of in excess of $50,000, whether or not covered by insurance;

               (e) except as to contract renewals or extensions arising in the Ordinary Course of Business, involved entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least $50,000;

               (f) involved a sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Purchased Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Purchased Asset;

               (g) involved the cancellation or waiver of any claims or rights with a value to Seller in excess of $50,000;

               (h) involved any indication by any material customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;

               (i) involved any material change in the accounting methods used by Seller; or

               (j) resulted in or involved a Contract by Seller to do any of the foregoing.

     Section 3.14 Intellectual Property Assets.

               (a) Schedule 3.14(a) contains a complete and accurate list and summary description, including any royalties paid or received by Seller, and Seller has delivered to Buyer accurate and complete copies, of all Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $5,000 under which Seller is the licensee. There are no outstanding and, to Seller's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

               (b) (i) Except as set forth in Schedule 3.14(b)(i), the Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of its Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a third party all of its Intellectual Property Assets, other than in respect of licenses listed in Schedule 3.14(b)(i).

                    (ii) Schedule 3.14(b)(ii) sets forth a list of all Current Employees who have executed written Contracts with the Seller that assign to the Seller all rights to any inventions, improvements, discoveries or information relating to its Business.

               (c) (i) Schedule 3.14(c) contains a complete and accurate list and summary description of all Patents included in the Intellectual Property Assets.

                    (ii) All such issued Patents are currently in compliance with formal Legal Requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

                    (iii) No such Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

                    (iv) Except as set forth in Schedule 3.14(c), (A) no such Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way and (B) none of the products manufactured or sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                    (v) All products made, used or sold under the Patents have been marked with the proper patent notice.

               (d) (i) Schedule 3.14(d) contains a complete and accurate list and summary description of all Trademarks included in the Intellectual Property Assets.

                    (ii) All such Trademarks are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

                    (iii) No such Trademark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Trademarks.

                    (iv) To Seller's Knowledge, with respect to such Trademarks, there is no potentially interfering trademark or trademark application of any other Person.

                    (v) No such Trademark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Trademarks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                    (vi) All products and materials containing such Trademarks bear the proper federal registration notice where permitted by law.

               (e) (i) Schedule 3.14(e) contains a complete and accurate list and summary description of all Copyrights included in the Intellectual Property Assets.

                    (ii) All such registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the date of Closing.

                    (iii) No such Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of such Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based upon the work of any other Person.

                    (iv) All works encompassed by such Copyrights have been marked with the proper copyright notice.

               (f) (i) With respect to each documented Trade Secret of Seller, the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                    (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all of its Trade Secrets. Schedule 3.14(f) lists each Current Employee or current contractor who has executed proprietary information and confidentiality agreements.

                    (iii) Seller has good title to and an absolute right to use its Trade Secrets. Such Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

     Section 3.15 Material Contracts; No Defaults.

               (a) Schedule 3.15(a) contains an accurate and complete list of all written and oral contracts related to the Business of the following nature or description (the "Material Contracts"):

                    (i) each Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of $100,000.00;

                    (ii) each Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of $50,000.00;

                    (iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of $25,000.00;

                    (iv) each Lease;

                    (v) each Contract with Seller and any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                    (vi) each Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

                    (vii) to Seller's Knowledge, each Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                    (viii) each Contract providing for payments to or by any Person based on sales, purchases or profits of Seller, other than direct payments for goods;

                    (ix) each power of attorney of Seller that is currently effective and outstanding;

                    (x) each Contract for capital expenditures by Seller in excess of $25,000.00;

                    (xi) each Contract of Seller not denominated in U.S.
dollars;

                    (xii) except where the failure to disclose would not have a Material Adverse Effect, each written warranty, guaranty and/or other similar undertaking with respect to contractual performances extended by Seller other than in the Ordinary Course of Business;

                    (xiii) for the avoidance of doubt, all agreements for use of any Software (other than any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $5,000; and

                    (xiv) except where the failure to disclose would not have a Material Adverse Effect, each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

          Schedule 3.15(a) sets forth reasonably complete details concerning such Contracts, including the parties to each Contract and the amount of the remaining commitment of Seller under each Contract.

               (b) Except as set forth in Schedule 3.15(b):

                    (i) each Material Contract identified or required to be identified in Schedule 3.15(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                    (ii) each Material Contract identified or required to be identified in Schedule 3.15(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the Consent of any other Person;

                    (iii) to the Seller's Knowledge, no Material Contract identified or required to be identified in Schedule 3.15(a) and which is to be assigned to or assumed by Buyer under this Agreement will upon completion or performance thereof have a Material Adverse Effect; and

                    (iv) each Material Contract has been entered into in the Ordinary Course of Business.

               (c) Except as set forth in Schedule 3.15(c):

                    (i) Seller is, and at all times since December 31, 2003, has been, in compliance with all applicable material terms and requirements of each Contract which is being assumed by Buyer;

                    (ii) to Seller's Knowledge, each other Person that has or had any obligation or liability under any Material Contract which is being assigned to Buyer is, and at all times since December 31, 2003, has been, in full compliance with all material applicable terms and requirements of such Material Contract;

                    (iii) no event has occurred or circumstance exists that, to Seller's Knowledge, with or without notice or lapse of time, contravenes, conflicts with or results in a breach of, or gives Seller or any other Person the right to declare default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify any Material Contract that is being assigned to or assumed by Buyer;

                    (iv) to Seller's Knowledge, no event has occurred or circumstance exists under or by virtue of any Material Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Purchased Assets;

                    (v) Seller has not given to or received from any other Person, at any time since December 31, 2003, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract which is being assigned to or assumed by Buyer; and

                    (vi) there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under current or completed Material Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

               (d) Except as set forth on Schedule 3.15(d), with respect to each Government Contract to which Seller is or was a party (each, a "Seller's Government Contract") and each pending Government Bid submitted by Seller (each, a "Seller's Bid"):

                    (i) Seller has complied with all requirements of all Legal Requirements, standards or agreements pertaining to such Seller's Government Contract or Seller's Bid, including, without limitation, the Cost Accounting Standards, the Truth in Negotiations Act and the False Claims Act;

                    (ii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Seller's Government Contract or Seller's Bid were complete and correct as of their effective date and Seller has complied with all such representations and certifications;

                    (iii) neither any Governmental Body nor any prime contractor, subcontractor or other Person has notified Seller, either in writing or, to Seller's Knowledge, verbally, that Seller has breached or violated any Legal Requirement, certification, representation, clause, provision or requirement pertaining to such Seller's Government Contract or Seller's Bid;

                    (iv) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect or has been issued within the past three (3) years pertaining to any Seller's Government Contract or Seller's Bid;

                    (v) other than pursuant to Seller's Government Contract or Seller's Bid requirements for withholding of fees under cost plus fixed fee contracts and labor withholdings under time and materials/labor hour contracts, no money due to Seller pertaining to such Seller's Government Contract or Seller's Bid has been withheld or set off nor has any claim been made to withhold or set off money, and Seller is entitled to all progress payments received with respect thereto;

                    (vi) Seller has complied with all of the provisions of such Seller's Government Contract or Seller's Bid (including the clauses in general services administration multiple award schedule contracts relating to price reductions and commercial sales practices);

                    (vii) to Seller's Knowledge, no material cost incurred by Seller pertaining to such Seller's Government Contract or Seller's Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government;

                    (viii) Seller is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any Person other than Seller;

                    (ix) there have not been any requests by any Governmental Body for a contract price adjustment based on a claimed disallowance by any Governmental Body or at the direction of any Governmental Body or written notice of defective pricing;

                    (x) there have not been any claims or equitable adjustments by Seller against the U.S. Government or any third party in excess of $50,000; and

                    (xi) there have not been any written notices challenging, questioning or disallowing any costs.

               (e) Except as set forth on Schedule 3.15(e):

                    (i) Seller and, to Seller's Knowledge, any of its directors, officers or employees are not under, and at any time during the last five (5) years have not been under, administrative, civil or criminal investigation, indictment or writ of information by any Governmental Body or any audit or investigation by any Governmental Body, with respect to any alleged irregularity, misstatement, omission or non-compliance arising under or relating to any Government Contract or Legal Requirements applicable to Government Contracts;

                    (ii) during the last five (5) years, Seller has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Body, with respect to any alleged irregularity, misstatement, omission or non-compliance arising under or relating to any Government Contract or any Legal Requirement applicable to Government Contracts (including ITAR and ODTC); and

                    (iii) there exists no irregularity, misstatement, omission or non-compliance arising under or relating to any Government Contract or any Legal Requirement applicable to Government Contracts that has led or could lead to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

               (f) Except as set forth on Schedule 3.15(f), with respect to Seller, there exist:

                    (i) no outstanding claims against Seller, either by any Governmental Body or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and

                    (ii) no disputes between Seller and any Governmental Body under the Contract Disputes Act or any other federal statute or between Seller and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Seller has no interest in any pending or potential claim against any Governmental Body or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Schedule 3.15(f) lists each Seller's Government Contract which, to Seller's Knowledge, is currently under audit (other than routine audits conducted in the ordinary course of business) by the U.S. Government or any other person that is a party to such Government Contract.

               (g) Except as set forth on Schedule 3.15(g), neither Seller nor any of its management has ever been:

                    (i) debarred or suspended from participation in the award of Government Contracts (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements); or

                    (ii) subject to any debarment or suspension inquiry.

     To Seller's Knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of non-responsibility or ineligibility on the part of Seller with respect to any prior, current or future Government Contract. No payment or other benefit has been made or conferred by Seller or by any Person on behalf of Seller in connection with any Government Contract in violation of applicable Legal Requirements (including procurement Legal Requirements or the U.S. Foreign Corrupt Practices Act). Except as set forth on Schedule 3.15(g), Seller's cost accounting, materials management and procurement systems, and the associated entries reflected in the Financial Statements, with respect to the Seller's Government Contracts and the Seller's Bids are in compliance in all material respects with all applicable Legal Requirements.

               (h) Except as set forth on Schedule 3.15(h), all test and inspection results or other reports provided by Seller to any Governmental Body pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract for any article, spare part, apparatus or any intangible (including software and databases) which were designed, developed, engineered or manufactured by Seller or any of its subcontractors, were complete and correct, in all material respects, as of the date so provided. Except as set forth on Schedule 3.15(h), Seller has provided all test and inspection results to the U.S. Government or to any other Person pursuant to the Seller's Government Contracts as required by applicable Legal Requirements and the terms of the applicable Seller's Government Contract.

               (i) Schedule 3.15(i) hereto, identifies by description or inventory number and contract all equipment and fixtures loaned, bailed or otherwise furnished to or held by Seller (or by subcontractors on behalf of Seller) by or on behalf of the United States Government as of the date stated therein (said equipment and fixtures are herein referred to as the "GFE"). Seller has certified to the U.S. Government in a timely manner that all GFE is in good working order, reasonable wear and tear excepted, and otherwise meets the requirements of the applicable contract. There are no outstanding loss, damage or destruction reports that have been or should have been submitted to any Governmental Body in respect of any GFE.

               (j) Seller has reached agreement with the responsible U.S. Government contracting officers and applicable agencies approving and closing all overhead and other costs charged to Seller's Government Contracts for the years prior to and through December 31, 1999, and those years are closed. Seller has submitted to the responsible U.S. Government contracting officers and applicable agencies as to all forward pricing indirect rates to be bid, billed and charged under Seller's Government Contracts for the years ended December 2000, 2001 and 2002, which such indirect rates have been disclosed to Buyer. In addition, Seller has submitted to the responsible U.S. Government contracting officers and applicable agencies incurred cost submissions for the years ended December 2000 and 2001, which such indirect rates have been disclosed to Buyer.

               (k) Schedule 3.15(k) hereto identifies (i) all Intellectual Property Assets that were developed, in whole or in part, with full or partial funding from a Governmental Body, including, without limitation, to the United States Government, or any agency thereof or in efforts with other entities receiving full or partial funding from a Governmental Body or any agency thereof, and (ii) all rights that such Governmental Body has with respect to the Intellectual Property Assets.

               (l) Each Contract relating to the sale, design, manufacture or provision of products or services of the Business has been entered into in the Ordinary Course of Business of Seller as a result of arms' length bargaining, in good faith, and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     Section 3.16 Insurance.

               (a) Schedule 3.16(a) is a true and complete list of all insurance policies held by Seller in connection with the Business (collectively, the "Insurance Policies"). All such Insurance Policies are in full force and effect.

               (b) Seller has delivered to Buyer any statement by the auditor of Seller's financial statements or any consultant or risk management advisor with regard to the adequacy of Seller's coverage or of the reserves for claims.

               (c) Schedule 3.16(c) describes:

                    (i) any self-insurance arrangements by or affecting Seller, including any reserves established thereunder;

                    (ii) any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller is a party or which involves its Business; and

                    (iii) all obligations of Seller to provide insurance coverage to third parties (for example, under Leases or service agreements), and identifies the policy under which such coverage is provided.

               (d) Schedule 3.16(d) sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

                    (i) a summary of the loss experience under each Insurance Policy;

                    (ii) a statement describing each claim under each Insurance Policy for an amount in excess of Ten Thousand Dollars ($10,000.00), which sets forth:

                         (A) the name of the claimant;

                         (B) a description of the policy by insurer, type of
insurance and period of coverage; and

                         (C) the amount and a brief description of the claim;
and

                    (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (e) Except as set forth in Schedule 3.16(e):

                    (i) all Insurance Policies to which Seller is a party or that provide coverage to Seller:

                         (A) are issued by an insurer that is financially sound
and reputable;

                         (B) taken together, provide reasonably adequate
insurance coverage for the Purchased Assets and the Business for all risks to which Seller is normally exposed; and

                         (C) are sufficient for compliance with all Legal
Requirements and, to Seller's Knowledge, Contracts;

                    (ii) Seller has not, within the last thirty-six (36) months, received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or that the issuer of any Insurance Policy is not willing or able to perform its obligations thereunder;

                    (iii) Seller has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to the Seller; and

                    (iv) Seller has given notice to the insurer of all claims that may be insured thereby.

     Section 3.17 Brokerage. Except as described in Schedule 3.17, Seller has not incurred, directly or indirectly, any obligation or liability, contingent or otherwise, for any brokerage fees, finder's fees, agent's commissions or other like payment in connection with this Agreement, or the transactions contemplated herein.

     Section 3.18 Accounts Receivable. Except as described in Schedule 3.18, all Accounts Receivable that are reflected on the Balance Sheet or the Reference Balance Sheet or on the accounting Files and Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by the Seller in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Reference Balance Sheet or on the Closing Date Balance Sheet (which reserves are consistent with past practice and, in the case of the reserve on the Closing Date Balance Sheet, will not represent a materially greater percentage of the Accounts Receivable reflected on the Closing Date Balance Sheet than the reserve reflected on the Reference Balance Sheet represented of the Accounts Receivable reflected thereon and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.18 contains a complete and accurate list of all Accounts Receivable as of the date of the Reference Balance Sheet, which list sets forth the aging of each such Account Receivable.

     Section 3.19 Accounts Payable. Schedule 3.19 lists the accounts payable of the Business as of the date hereof and each purchase order and each agreement between Seller and its suppliers involving an aggregate purchase price of Twenty-Five Thousand Dollars ($25,000) or more by (i) name of vendor, (ii) description of goods or services, (iii) purchase order value, and (iv) balance due to vendor. Except as provided in Schedule 3.19, no such order or agreement is subject to any escalation, renegotiation, redetermination, rebate or similar provision which would be reasonably likely to have a Material Adverse Effect.

     Section 3.20 Estimates To Complete. Except as disclosed in Schedule 3.20, there are no Contracts Known to Seller which both (i) involve the incurrence of future expenditures in excess of $50,000 and (ii) to Seller's Knowledge, and based upon Seller's current estimates, will require future expenditures in an amount which will exceed the amount which can be billed in the future under the terms of such Contract.

     Section 3.21 Environmental Status; Permits. Except as disclosed in Schedule 3.21:

               (a) Seller, is and at all times has been in full compliance with, and has not been and is not in violation or liable under, any Environmental Legal Requirements. Seller has no basis to expect, nor, to Seller's Knowledge, has any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened Order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of the Facilities, of any actual or potential violation or failure to comply with any Environmental Legal Requirements, or of any actual or threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to the Facilities or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or the facility at or to which Hazardous Activities are being or were conducted or Hazardous Materials are being or were generated, manufactured, refined, transferred, imported, Released, used or processed by Seller in connection with the

Business or for or by any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials are being or have been transported, treated, stored, handled, transferred, disposed, recycled, Released or received.

               (b) There are no pending or, to Seller's Knowledge, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental Liabilities or arising under or pursuant to any Environmental Legal Requirements with respect to or affecting the Facilities or any other property or asset (whether real, personal or mixed) related to or used or held for use in the Business in which Seller has or had an interest.

               (c) Neither Seller (or any predecessor), nor any other Person for whose conduct Seller (or any predecessor) is or may be held responsible, has received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Legal Requirements, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to the Facilities or any other property or asset (whether real, personal or mixed) related to or used or held for use in the Business in which Seller (or any predecessor) has or had an interest, or with respect to any property or facility to which Hazardous Materials are or at any time were generated, manufactured, refined, transferred, imported, used or processed by Seller (or any predecessor) in connection with the Business or for any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, Released or received.

               (d) Neither Seller (or any predecessor), nor any other Person for whose conduct the Seller is or may be held responsible has violated any Environmental Legal Requirements with respect to the Facilities, or with respect to any other property or asset (whether real, personal or mixed) related to or used or held for use in the Business in which Seller (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

               (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to Seller's Knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the Facilities or such adjoining property, or incorporated into any Improvements therein or thereon. Neither Seller (or any predecessor) , nor any Person for whose conduct the Seller (or any predecessor) is or may be held responsible, has permitted or conducted any Hazardous Activity at the Facilities or any other property or assets (whether real, personal or mixed) related to or used or held for use in the Business in which Seller (or any predecessor) has or had an interest except in full compliance with all applicable Environmental Legal Requirements.

               (f) There has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or, to Seller's Knowledge, at any other location where any

Hazardous Material was generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from any other property or asset (whether real, personal or mixed) related to or used or held for use in the Business in which Seller (or any predecessor) has or had an interest or any geologically or hydrologically adjoining property, whether by Seller (or any predecessor) or any other Person.

               (g) Seller has delivered to Buyers true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities or concerning compliance by Seller or any other Person for whose conduct Seller (or any predecessor) is or may be held responsible, with Environmental Legal Requirements.

               (h) Neither the Seller nor any third party, has used, generated, stored or disposed of, on, under or about the Facilities any Hazardous Materials, except in compliance with applicable Legal Requirements. The Seller has not generated or disposed of at any off-site locations any Hazardous Materials except in compliance with applicable Legal Requirements.

               (i) Schedule 3.21(i) contains a list of (i) all foreign, federal, state and municipal environmental permits applied for and received for the Facilities including identification of issuing agency, permit number, and expiration date, (ii) all citations or enforcement actions received by the Seller in relation to the Facilities for violation of any foreign, state, federal, or local Legal Requirements or regulations issued during the past five
(5) years, including description and identification of type, date, and final resolution, and (iii) all known Releases by the Seller of Hazardous Materials or environmentally objectionable substances, including identification of exact location and Remedial Action taken. All licenses, permits, registrations, approvals and other Governmental Authorizations held by the Seller in the Business are listed on Schedule 3.21(i) and are valid and sufficient for the Business.

     Section 3.22 Securities Act Representations.

               (a) The Seller, together with its own advisors, if any, has conducted its own due diligence examination of the Buyer's and its subsidiaries' assets, business, financial condition, results of operations, and prospects and in the course of such inquiry has received certain information regarding the Buyer's plans, its financial condition, business, prospects and results of operations. The Seller hereby acknowledges to the Buyer that:

                    (i) any estimates, plans, projections, etc. which have been furnished to it with respect to the activities undertaken originally or to be undertaken by the Buyer or its Subsidiaries are based on certain assumptions made by the Buyer;

                    (ii) actual experience may vary from such assumptions;

                    (iii) such estimates, plans and projections may never be achieved;

                    (iv) Seller has not relied upon the achievement of any such estimates and projections in making its investment decision to acquire the Shares; and

                    (v) the Seller is aware of the risks attendant to an investment in the Shares, including, without limitation, the risks described in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Form 10-K").

               (b) The Seller has carefully reviewed and relied solely upon the representations and warranties of the Buyer contained herein and the information contained in the Form 10-K, Buyer's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 ("Form 10-Q") and the proxy statement for Buyer's 2004 annual meeting of stockholders ("Proxy Statement" and together with the Form 10-K and Form 10-Q, collectively referred to herein as the "SEC Filings") and upon the independent investigations made by it and its representatives in making a decision to acquire the Shares and has a full understanding and appreciation of the risks inherent in such a speculative investment as described in the SEC filings. In connection with such investigation, the Seller and its Representatives and advisers, if any, (i) have been given an opportunity to ask, and have to the extent it considered necessary, asked questions of, and have received answers from, officers of the Buyer concerning the terms of the proposed acquisition of Shares and the affairs of the Buyer and its Subsidiaries and (ii) have been given or afforded access to all documents, records, books and additional information which it has requested regarding such matters. In particular, the Seller has been given access to the Amended and Restated Certificate of Incorporation with all amendments thereto and the Amended and Restated Bylaws of the Buyer and the contracts identified by the Buyer as materially affecting the Buyer and its Subsidiaries' business.

               (c) The Seller recognizes that the offer and issuance by the Buyer to it of the Shares have not been and, except as set forth in the Registration Rights Agreement, will not be registered under the Securities Act, and have not been and will not be registered under any other domestic or foreign securities laws (the Securities Act and any such other applicable securities laws are hereinafter collectively referred to herein as the "Securities Legal Requirements") in reliance upon exemptions from the registration requirements thereof; the Seller is acquiring the Shares without a view to a distribution thereof in violation of any Securities Legal Requirements. The Seller understands that the effect of such representation and warranty is that the Shares must be held indefinitely unless the sale or transfer thereof is subsequently registered under applicable Securities Legal Requirements or an exemption from such registration is available at the time of the proposed sale or transfer thereof. Except as provided in The Shareholders' Registration Rights Agreement, the Buyer is under no obligation either (i) to file a registration statement under the Securities Act covering the sale or transfer of the Shares or otherwise to register the Shares for sale under applicable Securities Legal Requirements or (ii) to continue to make Rule 144 promulgated under the Securities Act available to cover any subsequent resale of the Shares.

               (d) The Seller hereby represents and warrants to the Buyer that:

                    (i) it has received copies of the SEC Filings;

                    (ii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares;

                    (iii) it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act;

                    (iv) it acknowledges and agrees (and any designee will otherwise be made aware) that the Shares are not being (and, except to the extent set forth in the Shareholders' Registration Rights Agreement, will not
be) registered under the Securities Legal Requirements; that the Shares are being sold to it in a transaction that is intended to qualify for an exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and that, until such time as such Shares are registered under the Securities Act, the Shares may not be transferred unless the request for transfer is accompanied by a written certification that such Shares will not be resold in the United States or to any U.S. person except in accordance with applicable requirements of Rules 144 or 144A or Rule 904 under Regulation S or in a transaction which, in the opinion of counsel reasonably satisfactory to the Buyer, does not require registration under the Securities Legal Requirements.

               (e) Prior to any sale, transfer or other disposition of any of the Shares (so long as they have not been registered under the Securities Act or as otherwise contemplated in the Registration Rights Agreement or are otherwise freely transferable under the Securities Legal Requirements), the Seller agrees that either it will give at least three Business Days prior written notice to the Buyer of its intention to effect such transfer and to comply in all other respects with this Section 3.22(e). Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions required herein, and, if reasonably requested by the Buyer, shall be accompanied by an opinion of counsel acceptable to the Buyer, addressed to the Buyer and satisfactory in form and substance to the Buyer, stating that, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Legal Requirements and that all Consents, approvals or authorizations to such transfer have been obtained. Assuming the receipt by the Buyer of such satisfactory opinion, the Seller shall thereupon be entitled to transfer such Shares in accordance with the terms of the notice delivered by the Seller to the Buyer. Each Stock Certificate or other document issued representing the Shares shall bear an appropriate legend suitably conformed, unless, in the opinion of the respective counsel for the Seller and the Buyer, such legend is not required in order to aid in assuring compliance with applicable Securities Legal Requirements.

               (f) In addition to any specific restrictive legends that may be required by applicable Securities Legal Requirements or other agreements to which the Seller may be a party, the Seller agrees that it will be bound by a restrictive legend referring to the restrictions imposed by this Section 3.22 which may be placed on the Stock Certificates representing the Shares. The Seller understands and agrees that the Buyer may place and instruct any transfer agent for the Shares to place a stop transfer notation in the stock records in respect of the Stock Certificates representing the Shares, provided that such securities may be transferred upon compliance with the provisions of this
Section 3.22. The Seller acknowledges and agrees that the Buyer is and will be relying upon the truth and accuracy of the foregoing representations and warranties in offering and issuing the Shares to the Seller without first registering them under applicable Securities Legal Requirements.

     Section 3.23 Sufficiency of Purchased Assets. Except for the Excluded Assets, at the Closing, the Purchased Assets will include all of the assets (including rights) required to operate the Business in substantially the manner heretofore conducted by Seller.

     Section 3.24 No Undisclosed Liabilities. Except as disclosed in Schedule 3.24, Seller has no liability, fixed or contingent, of a nature which, under GAAP consistently applied, would be required to be reflected or reserved for on a balance sheet of the Seller, except for liabilities reflected and reserved for in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of the Balance Sheet.

     Section 3.25 Customers and Suppliers. Schedule 3.25 contains a complete and accurate list of the ten (10) largest customers and ten (10) largest suppliers of Seller, for the twelve (12) months ended March 31, 2004. To Seller's Knowledge, except as described on Schedule 3.25, there has been no termination or cancellation of the business relationship of Seller with any material vendor or any customer or group of customers and none is threatened or reasonably anticipated.

     Section 3.26 Employee Benefits.

               (a) Except as described on Schedule 3.26(a), Seller has no "employee benefit plans" within the meaning of 'SS' 3(3) of ERISA or any bonus, incentive, deferred compensation, supplemental retirement, severance or other employee benefit plans, programs or arrangements, or employment or compensation agreements, in each case for the benefit of, or relating to, Current Employees or former employees of the Seller or their dependents (collectively, the "Seller Plans"). There is, to Seller's Knowledge, no breach in the administration of any Seller Plan or any violation by Seller or any ERISA Affiliate (as defined in ERISA) of Seller of any applicable requirements under ERISA, or any other similar Legal Requirements. No liability to the Pension Benefit Guaranty Corporation or to any Current Employee or former employee of Seller or their dependents, whether or not under any Seller Plan, will be incurred by the Buyer upon consummation of the transactions contemplated hereby.

               (b) The form of all Seller Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable Legal Requirements, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such Plans have been operated in compliance with such Requirements and the written Seller Plan documents. Neither Seller nor, to Seller's Knowledge, any fiduciary of a Seller Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Seller Plans (including IRS Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Seller Plans have been appropriately given.

               (c) There are no Seller Plans subject to Title IV of ERISA or
Section 412 of the Code. Neither Seller nor any ERISA Affiliate of Seller, contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in 'SS' 4201 of ERISA) under or with respect to any "multiemployer plan" (as defined in 'SS' 3(37) of ERISA).

               (d) There is no material pending or threatened Proceeding relating to any Seller Plan, nor, to Seller's Knowledge, is there any basis for any such Proceeding. Neither Seller nor to Seller's Knowledge,, any fiduciary of a Seller Plan has engaged in a transaction with respect to any Seller Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

               (e) Seller has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 3.26(e).

               (f) No written or oral representations have been made to any Current Employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any Current Employee or former employee of Seller concerning the employee benefits of Buyer.

     Section 3.27 Compliance With The Foreign Corrupt Practices Act And Export Control And Antiboycott Legal Requirements.

               (a) Neither Seller nor, to Seller's Knowledge, any of its Representatives, have, for the purpose of obtaining or retaining business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment, to:

                    (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government-owned or non-government-owned);

                    (ii) any political party or official thereof;

                    (iii) any candidate for political or political party office; or

                    (iv) any other Person;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent,


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

employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

               (b) Each transaction is properly and accurately recorded on the Files and Records of Seller, and each document upon which entries in Seller's Files and Records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that Seller maintains no off-the-books accounts and that Seller's assets are used only in accordance with the Seller's management directives.

               (c) Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Seller during the last five (5) years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya or North Korea.

               (d) Except as set forth in Schedule 3.27(d), Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. 'SS' 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Schedule 3.27(d), during the last five (5) years, Seller has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Qatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

     Section 3.28 Relationships with Related Persons. Except as disclosed in
Schedule 3.28, no Related Person of Seller has, or since December 31, 2002, has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Business. Neither Seller nor any Related Person of Seller owns, or since December 31, 2002, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Schedule 3.28, each of which has been conducted in the Ordinary Course of Business with the Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of the Seller (a "Competing Business") in any market presently served by the Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3.28, neither Seller nor any Related Person of Seller is a party to any Contract with, or has any claim or right against, the Seller.

     Section 3.29 Solvency.

               (a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this Section, "insolvent" means that the sum of the debts and other probable liabilities of the Seller exceeds the present fair saleable value of the Seller's assets.


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

               (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened Proceedings, final judgments against the Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

     Section 3.30 Disclosure.

               (a) No representation or warranty or other statement made by Seller in the Acquisition Agreements, the Schedules, or any supplement thereto, or otherwise in connection with the Contemplated Transactions, contains any untrue statement of any material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which they were made, not misleading.

               (b) To Seller's Knowledge, there is no fact that has specific application to Seller (other than general economic or industry conditions) and that would reasonably be likely to have a Material Adverse Effect that has not been set forth in this Agreement or in the Schedules attached hereto.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that:

     Section 4.1 Organization. Buyer is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of organization.

     Section 4.2 Authorization; Enforceability. Buyer has all requisite corporate power and authority to enter into each Acquisition Agreement to which it is a party, and to perform its obligations hereunder and thereunder. All acts required to be taken by Buyer to authorize the execution and delivery of each Acquisition Agreement, and the consummation of the transactions contemplated herein and therein, has been taken, and no other corporate proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy and other Legal Requirements affecting creditors' rights, or by general equitable principles. Each other Acquisition Agreement will be, as of the Closing, duly executed and delivered by Buyer, and will constitute legal, valid and binding obligations of Buyer in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy and other Legal Requirements affecting creditors' rights, or by general equitable principles. The execution and performance of each Acquisition Agreement, and the compliance with the provisions hereof and thereof by Buyer, will not conflict with, violate or result in the breach of any of the terms, conditions or provisions of the Governing Documents of Buyer, or any Order or Legal Requirement of any Governmental Body to which Buyer is subject, except where the same would not impede Buyer's ability to perform its obligations under the Acquisition Agreements or have a Material Adverse Effect on the condition, results of operations, properties, assets or business of Buyer, taken as a whole. The execution and performance of each Acquisition Agreement, and the compliance with the provisions hereof and thereof by Buyer, will not result in any breach of any of the terms or conditions of, or constitute a default under, any license, indenture, mortgage, agreement or other instrument to which Buyer is a party or by which it is bound, except where such breach or default would not impede Buyer's ability to perform its obligations under the Acquisition Agreements or have a Material Adverse Effect on the condition, results of operations, properties, assets or business of Buyer, taken as a whole.

     Section 4.3 Government Approvals. Except as set forth in Schedule 4.3 hereto or contemplated in the Acquisition Agreements, Buyer is not required to submit any notice, report or other filing with, or obtain any Governmental Authorization from, any Governmental Body in connection with its execution, delivery or performance of the Acquisition Agreements, or the consummation of the Contemplated Transactions, except where the failure to make such submission or obtain such Governmental Authorization, would not have a Material Adverse Effect on the condition, results of operations, properties, assets or business of Buyer, taken as a whole and would not impede Buyer's ability to perform its obligations under the Acquisition Agreements.

     Section 4.4 Economic Ability. Buyer has the economic ability to fund the Purchase Price payments described herein.

     Section 4.5 Disclosure. None of the SEC Filings, and no representation or warranty or other statement made by Seller in the Acquisition Agreements, the Schedules, or any supplement thereto, or otherwise in connection with the Contemplated Transactions, contains any untrue statement of any material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V

                               COVENANTS OF SELLER

     Section 5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller will (a) afford Buyer and its Representatives, access to Seller's personnel, properties, Contracts and Files and Records, on reasonable notice and during regular business hours, and (b) furnish Buyer with such additional financial, operating, and other data and information in the Seller's possession as Buyer may reasonably request.

     Section 5.2 Conduct of Business. Prior to the Closing Date, Seller will (a) conduct the Business only in the Ordinary Course of Business and consistent with past practice; and (b) use reasonable efforts to preserve intact the current business organization, retain the services of its present officers, employees, agents and sales representatives, and preserve the relations and goodwill with its suppliers, customers, landlords, creditors, Current Employees, agents and others having business relations with the Seller; (c) consult with Buyer and obtain its prior written consent before making any single commitment or series of interdependent commitments for capital expenditures exceeding $25,000; (d) refrain from entering into any leases, licenses, contracts or other agreements relating to the Business, except product sales contracts in the Ordinary Course of Business, committing Buyer to expend more than $50,000 in any one or a series of related transactions; (e) refrain from selling or transferring any of the Purchased Assets other than in the Ordinary Course of Business; (f) account for, make appropriate filing with respect to, and pay when due all Taxes, assessments and other governmental charges against the Purchased Assets or in respect of the Business; (g) except in the Ordinary Course of Business consistent with past practices, not grant or agree to grant any bonuses, general increase in the rates of salaries or compensation or any specific increase to any employee or provide for any new or other employment benefits to any Current Employees; and
(h) provide Buyer, promptly after Seller obtains knowledge thereof, with written notice of any event or condition pertaining to the Business or the Purchased Assets that has resulted in a Material Adverse Effect or which can reasonably be expected to result in a Material Adverse Effect, and all claims and Proceedings (whether actual or threatened) against or possibly involving the Business, the Purchased Assets, the Seller or Buyer.

     Section 5.3 Required Approvals. As promptly as practicable after the date of this Agreement, Seller will make any and all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will (a) cooperate with Buyer with respect to any filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Governmental Authorizations identified in Schedule 4.3 hereto.

     Section 5.4 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article XI, Seller will not, nor will Seller permit any entity that it controls or any of its Representatives to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to any Person (other than Buyer) relating to any transaction involving the sale of the Business or substantially all of the assets (other than in the ordinary course of business) of Seller, or any merger, consolidation, business combination, or similar transaction involving Seller.

     Section 5.5 Additional Information. Seller shall promptly furnish to Buyer all such financial and operating reports with respect to the Business as may be prepared by the Seller from time to time between the date hereof and the Closing Date as Buyer may reasonably request. Seller shall make available to Buyer information with respect to any document, event, transaction or condition entered into or occurring after the date hereof which, had it occurred or been in effect on or prior to the date hereof, would have been included on the Schedules to this

Agreement, and any such information which would have been included on a Schedule shall be deemed to amend the relevant Schedule when so provided.

     Section 5.6 Confidentiality. From and after the Closing Date, Seller shall not disclose to any Person (other than any Affiliates, agents or representatives of Seller) any Business Information (as defined below) that is known to Seller on the Closing Date. The term "Business Information" means any Trade Secret concerning the Business or the Purchased Assets that is necessary for the conduct of the Business, other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by Seller after the Closing Date or (ii) Seller is required to disclose by Legal Requirement or legal process. In the event that Seller is requested in any proceeding to disclose any Business Information, Seller shall give Buyer prompt written notice of such request so that Buyer may seek an appropriate protective Order. If in the absence of a protective Order Seller is requested in a proceeding to disclose Business Information, Seller may disclose such portion of the Business Information that in the opinion of Seller's counsel Seller is required to disclose, without liability under this Agreement, provided that Seller shall give Buyer written notice of the Business Information to be disclosed as far in advance of its disclosure as is practicable and shall use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such Business Information. The provisions of this Section 5.6 shall not restrict Seller from using Business Information in performing its obligations under, or enforcing the terms of, this Agreement or any other Acquisition Agreement, or in exercising its rights relating hereto or thereto or to the transactions contemplated hereby or thereby.

     Section 5.7 Reasonable Efforts. Seller will use its reasonable efforts to effectuate the Contemplated Transactions and to fulfill the conditions to Buyer's obligations under Article VII of this Agreement.

     Section 5.8 Accounts Payable. For a period of one hundred-eighty (180) days after Closing, should the Buyer be presented with a valid invoice from a supplier relating to goods delivered or services rendered prior to the Closing Date which (i) is not otherwise reflected as a liability on the Closing Date Balance Sheet and (ii) in the case of goods purchased by Seller, relates to goods which have been resold prior to Closing or goods otherwise included in the calculation of the Closing Date Net Book Value, Buyer shall, subject to the provisions of Article XII, be entitled to reimbursement from the Holdback Funds Account for such amounts paid.

                                   ARTICLE VI

                               COVENANTS OF BUYER

     Section 6.1 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its applicable Affiliates to, make any and all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each of its applicable Affiliates to, (a) cooperate with Seller and the Affiliates with respect to any filings that Seller and the Affiliates are required by Legal

Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Seller in obtaining all Consents identified in Schedule 3.4 hereto.

     Section 6.2 Employees. Buyer shall make offers of employment to all Current Employees of Seller employed immediately prior to the Closing Date in positions comparable to their present positions, at salaries and wages at least equal to the rates then being paid by Seller, and with such employee benefit packages, including immediate group medical, dental and life insurance coverage for such employees and their dependents reasonably comparable in benefit and value in the aggregate to the benefits that such employees have with Seller. In connection with the Transferred Employees:

     (a) Seller will take such action as may be required to terminate the Seller's existing 401(k) plan and Buyer will allow the Transferred Employees to participate in the Curtiss-Wright Savings and Investment Plan and, the "3% Cash Balance Portion" of the Curtiss-Wright Corporation Retirement Plan;

     (b) Seller and Buyer will cooperate with one another in taking such actions as may be required to permit the Transferred Employees to rollover their 401(k) balances from the Seller's 401(k) plan into Buyer's plan;

     (c) to the extent any Transferred Employee has any plan loans outstanding at the time of Closing, Buyer will advance to the Plan Trustee sufficient funds to retire such plan loans, subject to making provision for the repayment of such advances by the employee through future payroll deductions; and

     (d) Buyer will (i) assume Seller's obligations with respect to vacation and sick leave benefits as existing at the time of Closing, (ii) continue to provide Transferred Employees with unused vacation and sick leave benefits in accordance with Seller's existing policies for the balance of the 2004 calendar year and
(iii) recognize Transferred Employees years of service in the employ of Seller
(A) for vesting purposes only under any benefit plan and (B) in respect of other employment rights (such as vacation benefits) which are, in any part, seniority or tenure based.

After the later of the Closing Date or the effective date of hire by Buyer, Buyer shall pay, discharge and be responsible for all obligations relating to such Transferred Employee's employment by Buyer, including (x) all salary, wages, accrued but unpaid vacation and claims (including, but not limited to, workers compensation claims or benefits and (y) any benefits or contributions under any of Buyer's employee benefit plans and other fringe benefits offered by Buyer arising out of or relating to the employment of the Transferred Employees by Buyer on or after the later of the Closing Date or the effective date of hire by Buyer, including without limitation, any continuation coverage required pursuant to IRC 'SS' 4980B as a result of any "qualifying event" (within the meaning of IRC 'SS' 4980B(f)(3)) occurring with respect to any Transferred Employee (or any spouse or qualified beneficiary of a Transferred Employee) after the Closing Date (or hire date, as applicable) and the Health Insurance Portability and Accountability Act of 1996, and in connection with the Contemplated Transactions, Seller shall cease to provide group health coverage to the Transferred Employees which shall cause Buyer or its Affiliate to be deemed a successor employer of Seller, within the meaning of Proposed


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Treasury Regulations 'SS' 54.4980B-9 Q&A 8(c), and Buyer shall provide continuation coverage to the "M&A qualified beneficiaries" with respect to the asset sale.

     Section 6.3 Confidentiality.

               (a) Buyer confirms and agrees that, with respect to any information directly or indirectly furnished by or on behalf of Seller, whether before, on or after the date hereof, Buyer shall continue to be bound by the terms of the Confidentiality Agreement.

               (b) From and after the Closing, the provisions of Section 6.3(a) above shall not apply to or restrict in any manner Buyer's use of any confidential information or Trade Secrets of the Seller relating to any of the Purchased Assets, the Business or the Assumed Liabilities.

     Section 6.4 Reasonable Efforts. Buyer will use its reasonable efforts to effectuate the Contemplated Transactions and to fulfill the conditions to Seller's obligations under Article VIII of this Agreement.

     Section 6.5 Bulk Sales Act. Buyer waives compliance by Seller with the provisions of the Uniform Bulk Sales Act as applicable in each State in which any of the Purchased Assets are located; provided, however, that Seller shall indemnify Buyer for any loss, cost, expense or other charge (including, without limitation reasonable legal fees and expenses) of Buyer resulting from or with respect to any liability arising from Seller's non-compliance with the provisions of the Uniform Bulk Sales Act as applicable in any jurisdiction to such transactions (other than any such liability which arises out of the non-payment of an Assumed Liability). The provisions of this Section 6.5 shall survive the Closing.

                                  ARTICLE VII

                        CONDITIONS TO BUYER'S OBLIGATIONS

     All obligations of Buyer under this Agreement are subject to the fulfillment, at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part at or prior to the Closing by Buyer:

     Section 7.1 Accuracy of Representations and Warranties. All of Seller's representations and warranties in this Agreement (i) that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date) and (ii) that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date), without giving effect to any supplement to this Agreement or the Schedules.


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

     Section 7.2 Seller's Performance. Seller shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

     Section 7.3 Officer's Certificate. Buyer shall have received a certificate of the an executive officer of the Seller, dated the Closing Date, certifying on behalf of the Seller as to the fulfillment of the conditions specified in Sections 7.1 and 7.2 hereof.

     Section 7.4 Secretary's Certificate. Buyer shall have received a certificate of the Secretary or Assistant Secretary of the Seller, certifying the name and title and bearing the signatures of the officers of the Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated to be executed and delivered hereunder.

     Section 7.5 Governmental Authorizations. Seller shall have made all filings and petitions required to be made by it prior to the Closing Date, all applicable waiting periods shall have expired, and Buyer shall have received all Governmental Authorizations required to be obtained prior to the Closing Date from all Governmental Bodies in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, as set forth on Schedule 3.4.

     Section 7.6 No Proceedings. No court, agency or other Governmental Body shall have issued any Order to set aside, restrain, enjoin or prevent consummation of the Contemplated Transactions or the performance of Buyer's obligations hereunder, nor shall there be any threatened or pending Proceeding requesting such relief or remedy or which seeks to declare the Contemplated Transactions illegal.

     Section 7.7 Consents. Except for the Government Contracts subject to
Section 9.3, all Material Consents shall have been obtained in form and substance reasonably satisfactory to Buyer and its counsel.

     Section 7.8 Conveyances. Subject to the provisions of Section 2.8 hereof, Buyer shall have received all conveyances, assignments, bills of sale, confirmations, and further instruments as Buyer and its counsel shall request in order to complete the conveyances, transfers, assignments and deliveries provided for herein and to convey to Buyer the Purchased Assets.

     Section 7.9 Acquisition Agreements. Seller shall have executed and delivered the other Acquisition Agreements to which Seller is a party.

     Section 7.10 Release of Encumbrances. The Seller shall have caused the release and discharge of any and all Encumbrances on the Purchased Assets, other than the Permitted Encumbrances.

     Section 7.11 Nova Acquisition. Buyer shall have consummated, concurrently with the Contemplated Transactions, the transactions contemplated by the Nova Asset Purchase Agreement.


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                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

     All obligations of Seller under this Agreement are subject to the fulfillment, at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part at or prior to the Closing by Seller:

     Section 8.1 Accuracy of Representations and Warranties. All of Buyer's representations and warranties in this Agreement (i) that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date) and (ii) that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date), without giving effect to any supplement to this Agreement or the Schedules.

     Section 8.2 Buyer's Performance. Buyer shall have performed and complied in all material respects with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

     Section 8.3 Officer's Certificate. Seller shall have received a certificate of an executive officer of Buyer, dated the Closing Date, certifying on behalf of Buyer as to the fulfillment of the conditions specified in Sections 8.1 and
8.2 hereof.

     Section 8.4 Secretary's Certificate. Seller shall have received a certificate of the Secretary or Assistant Secretary of the Buyer, certifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement and the other agreements and instruments contemplated to be executed and delivered by Buyer hereunder.

     Section 8.5 Governmental Authorizations. Buyer shall have made all filings and petitions required to be made by it prior to the Closing Date, all applicable waiting periods shall have expired, and Seller shall have received all Governmental Authorizations required to be obtained prior to the Closing Date from all Governmental Bodies in connection with the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, as set forth on Schedule 4.3.

     Section 8.6 No Proceedings. No court, agency or other Governmental Body shall have issued any Order to set aside, restrain, enjoin or prevent consummation of the Contemplated Transactions or the performance of Seller's obligations hereunder, nor shall there be any threatened or pending Proceeding requesting such relief or remedy or which seeks to declare the Contemplated Transactions illegal.


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     Section 8.7 Purchase Price. Seller shall have received the Stock
Certificates (or notice of the making of electronic book entries) evidencing the issuance of the Shares to Seller (or to its designated nominees).

     Section 8.8 Acquisition Agreements. Buyer shall have executed and delivered to Seller the other Acquisition Agreements to which Buyer is a party.

                                   ARTICLE IX

                             POST-CLOSING COVENANTS

     Section 9.1 Further Assurances. From and after the Closing Date, each party to this Agreement shall, at any time and from time to time, at the requesting party's cost and expense, make, execute and deliver, or cause to be made, executed and delivered, such assignments, assumptions, deeds, bills of sale, filings and other instruments, consents and assurances and take or cause to be taken all such action as the other party may reasonably request to carry out the terms of this Agreement. In addition, each party agrees to cooperate fully with the other party in connection with any Proceeding which relates to the operation or activities of the Business prior to the Closing Date.

     Section 9.2 Retention of Records. After the Closing, Seller shall, upon reasonable notice to Buyer, have access during usual business hours to the Files and Records of the Business for all periods prior to the Closing Date for all reasonable business and tax purposes, and Seller may make copies or extracts from such Files and Records, at its cost and expense, for all reasonable purposes. Buyer agrees to retain the Files and Records of the Business acquired at Closing for at least three (3) years after the Closing Date except where longer record retention is required by applicable Legal Requirements (including Code requirements).

     Section 9.3 Novations of Government Contracts.

               (a) Without limiting the generality of Section 9.1, as soon as practicable following the execution and delivery of this Agreement, Seller shall prepare (with Buyer's assistance, as necessary), in accordance with Federal Acquisition Regulations Part 42, 142.12 and any applicable agency regulations or policies, a written request for the novation of the Government Contracts meeting the requirements of the Federal Acquisition Regulations Part 42, as reasonably interpreted by the Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, 142.1202(a)). The request for novation shall be submitted by Seller to each responsible contracting officer for the U.S. Government (or, in the case of Government Contracts not subject to the Federal Acquisition Regulations, Buyer and Seller shall cooperate in seeking to cause the applicable Governmental Authority) to (i) recognize Buyer as Seller's successor in interest to the Government Contracts and all of the Purchased Assets used in the performance of the Government Contracts and (ii) enter into one or more novation agreements (collectively, "Novation Agreements") in form and substance reasonably satisfactory to Seller and its counsel, pursuant to which all of Seller's right, title and interest in and to, and all of Seller's liabilities under, each such Government Contract shall be validly conveyed, transferred and assigned and novated to Buyer by all parties thereto. Buyer


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

shall promptly provide to Seller any information regarding Buyer required in connection with such request.

               (b) Seller and Buyer will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all Consents required for the purpose of processing, entering into and completing the Novation Agreements with regard to any of the Government Contracts, including responding to any requests for information from the U.S. Government with regard to Novation Agreements.

               (c) From the Closing Date until, with respect to each Government Contract, the sixth year following the earlier of the release date or notice of final payment for such Government Contract, Buyer agrees to provide Seller and its accountants, counsel and other representatives access, during normal business hours, to such information, personnel and assistance relating to the performance by Buyer of the Government Contracts and its respective liabilities under the Novation Agreements as Seller shall reasonably request from time to time.

     Section 9.4 Employment Tax Filings. Buyer and Seller agree that, with respect to each Current Employee, each of Buyer and Seller will follow the standard procedures for tax filings that are set out in Section 4 of IRS Rev. Proc. 96-60. Buyer shall take into account wages paid by Seller to each Current Employee in determining whether each such Current Employee has reached the Old Age Disability Insurance taxable wage base for the 2004 calendar year.

     Section 9.5 Property Tax Proration. Personal property taxes attributable to the Purchased Assets shall be allocated between Seller and Buyer on the basis of the number of days in the applicable Tax year of Seller elapsed through and including the Closing Date (which portion shall be allocated to Seller) as compared with the number of days in such Tax year elapsing after the Closing Date (which portion shall be allocated to Buyer). Seller shall be responsible for the payment, to any appropriate Governmental Body, of all personal property taxes attributable to the Purchased Assets for that portion of Seller's Tax year in which the Closing occurs; provided, however, that, within five (5) Business Days of Buyer's receipt of written evidence of Seller's payment thereof, Buyer shall pay to Seller, by certified or official bank check payable to its order, that portion of such personal property taxes which is allocable to Buyer as set forth above.

     Section 9.6 Collection of Accounts Receivable. Buyer shall, with the exercise of diligent and reasonable efforts, attempt to collect, within one hundred-eighty (180) days after the Closing Date, the Accounts Receivable listed on Schedule 3.18. At the end of said period, the amount due as unpaid Accounts Receivable which exceed the reserve for bad debts set forth on the Closing Date Balance Sheet shall be reimbursed to Buyer from the Holdback Funds Account. Buyer shall assign to Seller the right to collect such Accounts Receivable for the account of Seller; Seller, however, shall contact the Buyer in advance if it intends to contact the customer. Reimbursement by the Seller to the Buyer shall be made directly from the Seller.


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                                    ARTICLE X

                       NON-COMPETITION; NON-SOLICITATION;
                     NON-INTERFERENCE AND NON-DISPARAGEMENT

     Section 10.1 Non-Competition. Seller and the shareholders of Seller covenant and agree that, for a period of five (5) years from the Closing Date, neither it nor its Affiliates will, anywhere in the world, directly or indirectly engage in or own, operate, advise or manage any Person engaged in the Business.

     Section 10.2 Non-Solicitation; Non-Interference; Non-Disparagement. At no time after the date hereof until the fifth anniversary of the Closing Date shall the Seller or any Affiliate:

               (a) directly or indirectly, in any capacity or in association with any other Person, solicit, induce, or in any manner attempt to solicit or induce, any Transferred Employee to terminate his or her employment or to become their employees. An employee shall be deemed not to have been solicited for employment if such employee responded to a general solicitation for employment;

               (b) directly or indirectly, interfere with Buyer's relationship with, cause the cancellation, discontinuation, termination or alteration (in a manner detrimental to Buyer) of Buyer's relationship with, or do business with, any party who is a customer, supplier, or manufacturer with respect to the Business; or

               (c) directly or indirectly, disparage the Business or the products or services manufactured or sold in the Business or the Buyer and its Subsidiaries engaged in the Business.

     Section 10.3 Breach. In the event of a breach, or threatened breach of the provisions of this Article X, in addition to any other remedies Buyer may have at law or in equity, Buyer shall be entitled to seek an injunction or similar remedy so as to enable it specifically to enforce such provisions, without the necessity of proving irreparable harm or satisfying any requirement to post any bond or other security.

     Section 10.4 Severability. It is the desire and intent of the parties hereto that the provisions of this Article X be enforced to the fullest extent permissible under the Legal Requirements and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Article X should be adjudicated to be invalid or unenforceable, such portion shall be deleted and such deletion shall apply only with respect to the operation of this Article X in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time, but may be enforceable with limitations thereon, the parties agree that the same shall, nevertheless, be enforceable to the fullest extent permissible under the Legal Requirements and public policies applied in such jurisdiction in which enforcement is sought.


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                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

     Section 11.1 Termination. This Agreement may be terminated at any time prior to or on the Closing Date:

               (a) By mutual consent of Buyer and Seller;

               (b) By either Buyer or Seller, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations) on or before May 31, 2004, or such later date as Buyer and Seller may mutually agree;

               (c) By Buyer, if (i) there has been a material violation or breach by Seller of any agreement, representation or warranty contained in this Agreement and no cure of such violation or breach within five days of written notice of such violation or breach from Buyer, or (ii) if the satisfaction of any condition to the obligations of Buyer hereunder becomes impossible, and such violation, breach or condition has not been waived by Buyer; or

               (d) By Seller, if (i) there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement and no cure of such violation or breach within five days of written notice of such violation or breach from Seller, or (ii) if the satisfaction of any condition to the obligations of Seller hereunder becomes impossible, and such violation, breach or condition has not been waived by Seller.

     Section 11.2 Effect of Termination. Each party's right of termination under
Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.6 and 12 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XII

                                 INDEMNIFICATION

     Section 12.1 Indemnification Definitions. For the purposes of this Section 12, the following terms shall have the following meanings:

          12.1.1 "Indemnitee" shall mean the party or other person seeking indemnification pursuant to this Agreement.


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          12.1.2 "Indemnitor" shall mean the party which is required or requested to provide indemnification pursuant to this Agreement.

          12.1.3 "Indemnifiable Claim" means any Proceeding or other claim with respect to which an Indemnitee may be entitled to indemnity hereunder.

          12.1.4 "Buyer Indemnified Parties" shall mean Buyer, and any officer, director, employee, agent, Affiliate, and permitted assignee of Buyer.

          12.1.5 "Seller Indemnified Parties" shall mean Seller and any officer, director, employee, agent, Affiliate and permitted assignee of Seller.

          12.1.6 "Losses" shall mean all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses).

     Section 12.2 Indemnity by Seller.

          12.2.1 Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against, and to reimburse the Buyer Indemnified Parties on demand with respect to, any and all Losses incurred by the Buyer Indemnified Parties, whether absolute, contingent or otherwise, arising directly or indirectly by reason of or arising out of or in connection with:

               (a) The payment of any workers compensation benefit claims arising out of any workplace incident or event occurring prior to the Closing Date to the extent such claim is not otherwise covered by insurance (whether under the workers' compensation plan administered by the State of Ohio or otherwise);

               (b) the assertion of any Warranty Claims against any Buyer Indemnified Parties for any product sold, or for any service rendered, by Seller prior to the Closing Date, to the extent the aggregate Warranty Expense incurred in connection with such Warranty Claims exceeds $25,000 in the aggregate over any period following the Closing;

               (c) the assertion of any Assumed Compliance Liabilities applicable to or arising in connection with Seller's operation of the Business or use of any Purchased Asset prior to the Closing;

               (d) The breach of any representation or warranty on the part of Seller contained in any Acquisition Agreement prior to the expiration of the representation or warranty which has been breached;

               (e) The non-fulfillment of any covenant or agreement on the part of Seller contained in any Acquisition Agreement;

               (f) Any and all claims, Proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys fees) incident to any of the foregoing; and


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               (g) The Excluded Liabilities.

          12.2.2 Buyer agrees to give prompt notice to Seller of the allegation by any third party of the existence of any Losses, obligation, contract, other commitment or state of facts referred to in this Section 12.2, except that a failure to provide such prompt notice shall not be a defense against a claim for indemnity unless Seller can demonstrate it was materially prejudiced by the failure to provide such notice.

          12.2.3 Except as otherwise provided in Section 12.8, Seller shall be entitled to control the contest, defense, settlement or compromise of any Indemnifiable Claim (including engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of attorneys', accountants' and experts' fees in connection with such contest, defense, settlement or compromise; provided, that Seller provides Buyer with written notice of its election to control such contest, defense, settlement or compromise within twenty days of Buyer's delivery of notice to Seller of its intention to seek indemnification hereunder, and Buyer shall have the right to participate in the contest, defense, settlement or compromise of any such Indemnifiable Claim at its own cost and expense, including the cost and expense of its attorneys', accountants' and experts' fees in connection with such participation; provided, further, however, the Seller shall not, without the prior written consent of the Buyer (or other applicable Buyer Indemnified Parties), settle or compromise any Indemnifiable Claim or consent to the entry of any judgment that (A) does not include an unconditional release of the Buyer Indemnified Parties from all liabilities with respect to such Indemnifiable Claim or judgment, (B) includes or will result in a finding or admission of any violation of any applicable law or statute or a violation of the rights of any Person; or (C) provides relief other than monetary damages that are paid in full by the Seller, in which cases, the Buyer Indemnified Parties shall have sole discretion as to whether to consent to the compromise or settlement.

     Section 12.3 Indemnity by Buyer.

          12.3.1 Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against, and to reimburse the Seller Indemnified Parties on demand with respect to, any and all Losses incurred by Seller or the Seller Indemnified Parties by reason of or arising out of or in connection with:

               (a) The material breach of any representation or warranty on the part of Buyer contained in any Acquisition Agreement;

               (b) The failure of Buyer to perform any agreement required by any Acquisition Agreement to be performed by it;

               (c) Any claim or Proceeding to the extent arising out of or in connection with the use of the Purchased Assets or the operations of the Business after the Closing Date, including, without limitation, any claims for severance of employees terminated by Buyer or its Affiliates; and


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               (d) The Assumed Liabilities.

          12.3.2 Seller agrees to give prompt notice to Buyer of the allegation by any third party of the existence of any Losses, obligation, contract, other commitment or state of facts referred to in this Section 12.3, except that a failure to provide such prompt notice shall not be a defense against a claim for indemnity unless Buyer can demonstrate that it was materially prejudiced by the failure to provide such notice.

          12.3.3 Except as provided in Section 12.8, Buyer shall be entitled to control the contest, defense, settlement or compromise of any Indemnifiable Claim (including the engagement of counsel in connection therewith), at its own cost and expense, including the cost and expense of attorneys', accountants' and experts' fees in connection with such contest, defense, settlement or compromise; provided that Buyer provides Seller with written notice of its election to control such contest, defense, settlement or compromise within twenty days of Seller's delivery of notice to Buyer of its intention to seek indemnification hereunder, and Seller shall have the right to participate in the contest, defense, settlement or compromise of any such Indemnifiable Claim at its own cost and expense, including the cost and expense of attorneys', accountants' and experts' fees in connection with such participation; provided, further, however, the Buyer shall not, without the prior written consent of the Seller (or other applicable Seller Indemnified Parties), settle or compromise any Indemnifiable Claim or consent to the entry of any judgment that (A) does not include an unconditional release of the Seller Indemnified Parties from all liabilities with respect to such Indemnifiable Claim or judgment, (B) includes or will result in a finding or admission of any violation of any applicable law or statute or a violation of the rights of any Person; or (C) provides relief other than monetary damages that are paid in full by the Buyer, in which cases, the Seller Indemnified Parties shall have sole discretion as to whether to consent to the compromise or settlement.

     Section 12.4 Actions Related to Indemnifiable Claims. In the event of the occurrence of an event which any Indemnitee asserts constitutes an Indemnifiable Claim, the Indemnitee shall make available to the Indemnitor all relevant information which is material to the Indemnifiable Claim and which is in the possession of the Indemnitee. An Indemnitee's failure to furnish the Indemnitor with any relevant data and documents in connection with any third-party claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the Indemnitor. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the failure of Indemnitor to assume the defense of Indemnitee in a matter for which Indemnitor is obligated to assume the defense of Indemnitee pursuant to this Agreement, unless the Indemnitee has elected to assume such defense (other than as a result of the failure of the Indemnitor to assume such defense), shall be deemed a material breach of this Agreement.

     Section 12.5 Deductible; Limits on Indemnification. (a) Seller shall have no indemnification obligations under the provisions of Section 12.2.1(c),
Section 12.2.1(d) or, as related to any indemnity claims arising under said subsections (c) or (d), Section 12.2.1(f), and Buyer shall have no indemnification obligations under the provisions of Section 12.3.1(a) or, as related to any indemnity claims arising under said subsections (a), Section 12.3.1(c), except to the extent that (i) the amount of the Threshold Losses suffered by Buyer Indemnified Parties or


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Seller Indemnified Parties, as applicable, related to each individual claim exceeds $5,000 (the "DeMinimis Claims Amount") and (ii) the aggregate amount of all such Threshold Losses in excess of the DeMinimis Claims Amount exceed an aggregate amount equal to $50,000 (the "Aggregate Deductible"), it being acknowledged and agreed that Seller shall only be obligated to indemnify the Buyer Indemnified Parties from and against all Threshold Losses as are individually in excess of the DeMinimis Claims Amount and which, in the aggregate, exceed the Aggregate Deductible Further, in no event shall the Buyer Indemnified Parties, individually or collectively, be entitled to recover a combined aggregate total amount of Threshold Losses which, when combined with all Losses recovered under the Nova Asset Purchase Agreement, would exceed an amount equal to $7,000,000 (the "Indemnification Cap"), whether directly or indirectly through actions, damages, indemnifications or otherwise, and allowing no duplication with regard to damages or amounts paid by or remedies obtained against any other person or entity or otherwise, in relation to this Agreement or any transaction contemplated herein. Notwithstanding the foregoing, Indemnifiable Claims for any Non-Threshold Losses shall not be subject to the Aggregate Deductible or the Indemnification Cap.

               (b) Notwithstanding any term or provision to the contrary contained in this Agreement, the amount of the Aggregate Deductible shall be reduced, on a dollar-for-dollar basis, to the extent that all amounts subject to and applied against the Nova Deductible for which Nova Machine would otherwise be obligated to indemnify Buyer under the terms of the Nova Asset Purchase Agreement exceed $50,000.

     Section 12.6 Survival of Representations, Warranties and Covenants. All representations and warranties made by Seller or the Buyer as to any fact or condition existing on or before the Closing Date in this Agreement, in any Exhibit, Schedule, certificate or other document delivered pursuant hereto, shall survive the Closing for a period of eighteen (18) months, except (i) representations and warranties contained in Sections 3.1(a), 3.2, 3.5 and 3.17, which shall not expire, and (ii) all representations and warranties contained in
Section 3.8 shall survive until the later of (x) the expiration of the applicable limitation period within which any assessment, reassessment or other determination of an amount owing can be made or (y) six (6) months after such time as a final determination of such assessment, reassessment or other determination of an amount owing has been made and all appeal rights have been exhausted or no appeal has been made within the time prescribed for any such appeal. In addition, the right of the Buyer Indemnified Parties to be indemnified for any Losses incurred with respect to Environmental Liabilities of the Seller shall expire after the end of the seven (7) year period immediately following the Closing Date. Notwithstanding the foregoing, any claim for indemnification for breach of representations and warranties properly made pursuant to Article XII prior to the expiration of the survival period of the applicable representations and warranties shall survive until such claim is finally resolved.

     Section 12.7 Indemnification Claims by Buyer.

          12.7.1 At any time after the Closing, Buyer may give written notice to the Seller that Buyer claims all or any part of the Holdback Funds Account and any interest available to satisfy Indemnifiable Claims in satisfaction of any Losses for which Buyer is entitled to be indemnified pursuant to this Agreement (any such written notice of a claim is hereinafter referred to as a "Indemnification Claim Notice"). The Indemnification Claim Notice shall set forth in reasonable detail (i) the nature of the Indemnifiable Claim, and
(ii) the amount of the Indemnifiable Claim (hereinafter referred to as the "Indemnification Claim Amount").

          12.7.2 Within 15 calendar days following receipt of an Indemnification Claim Notice which specifies the amount of the Indemnifiable Claim, the Buyer shall charge the Holdback Funds Account for the Indemnification Claim Amount, unless the Buyer receives a written notice from Seller objecting to such charge and payment and disputing the Indemnifiable Claim. Seller's notice shall set forth (i) the amount of the Indemnifiable Claim in dispute, (ii) the amount of the Indemnifiable Claim not in dispute, and (iii) in reasonable detail the basis for the dispute.

          12.7.3 In the event of such a dispute, Buyer shall charge the Holdback Funds Account that portion of the Indemnification Claim Amount which is not in dispute, if any, and Buyer and Seller shall use reasonable efforts to mutually resolve the dispute within 10 days of Buyer's receipt of Seller's notice. In the event such resolution does not occur within said 10-day time period, the dispute shall be promptly submitted to binding arbitration in accordance with Section
13.11 herein, to determine which party is entitled to the disputed portion of the Indemnification Claim Amount. The disputed portion of the Indemnification Claim Amount shall then be paid to the Buyer pursuant to the arbitrators' award. In resolving such dispute, the arbitrator shall determine the "prevailing party" for purposes of awarding attorneys' fees in connection therewith.

          12.7.4 Any amount paid to Buyer from the Holdback Funds Account shall be deemed a reduction in the Purchase Price.

     Section 12.8 Third-Party Claims Against Buyer Indemnified Parties.

          12.8.1 If any claim which is covered by Section 12.2 above is made by a third party against any Buyer Indemnified Party, Buyer shall give prompt written notice of such claim to the Seller. The Seller shall have 20 days from the receipt of such notice to give written notice to Buyer indicating whether the Seller intends to direct the defense or dispute of such claim, which notice will be deemed to acknowledge the Buyer Indemnified Party's right to be indemnified against such claim if Seller indicates that it intends to direct such defense or dispute.

          12.8.2 If such notice is given by Seller within such 20-day period, the Seller shall have the right to direct the compromise or defense of any such claim through counsel of its own choosing reasonably acceptable to Buyer, and shall have the right to access the Holdback Funds Account to fund such compromise; provided, however, that Seller shall not settle or compromise any such claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld, unless (A) there is a finding or admission of any violation of a Legal Requirement or a violation of the rights of any Person; and
(B) the sole relief provided not being monetary damages that are paid in full by the Seller, in which case the Buyer shall have sole discretion as to whether to consent to the compromise or settlement.

          12.8.3 Notwithstanding the foregoing provisions, Seller may not control the settlement of a claim which involves obtaining injunctive relief against a Buyer Indemnified Party.

          12.8.4 If prior to (i) Buyer's giving notice to the Seller of an indemnified third-party claim or (ii) the expiration of such 20-day period, Buyer takes any action with respect to such claim indemnified hereunder, the Buyer shall surrender and waive its indemnification rights hereunder, but only to the extent Seller is materially prejudiced by such action.

          12.8.5 If the Seller (a) fails to give written notice to Buyer within such 20-day period indicating whether it intends to direct the defense of such claim, or (b) gives such notice but fail to direct the defense of such claim diligently and continuously, then Buyer or the Buyer Indemnified Party shall have the right to compromise or defend such claim through counsel of its own choosing, and the right to reimbursement of such expenses and damages shall be resolved as a dispute in accordance with Section 13.11.

          12.8.6 If such claim is determined favorably to the Buyer Indemnified Party and if proceeds then remain in the Holdback Funds Account, the Buyer shall give notice to Seller of the amount of the expenses (including reasonable attorneys' fees) incurred with respect to such claim, and the payment of such expenses, to the extent of the amount remaining in the Holdback Funds Account, shall be resolved as an indemnification claim in accordance with Section 12.7 above, and the payment of any balance of such expenses, if disputed, shall be resolved in accordance with Section 13.12. References herein to costs and attorneys' fees shall also include all costs and attorneys' fees incurred in appeals.

          12.8.7 For so long as any proceeding described in this Section 12.8 is pending and for 60 days thereafter, the two year time period pursuant for which the Buyer has access to the Holdback Funds Account shall be extended as to the amount of such claim. The amount retained in the Holdback Funds Account during such extension shall be limited to the amount of the claim in dispute, to the extent such claim is justified, and shall only be available to satisfy such claim.

          12.8.8 So long as the Seller is vigorously contesting any Indemnifiable Claim in good faith, the Buyer Indemnified Party shall not pay or settle such claim without the Seller's written consent, which consent shall not be unreasonably withheld.

     Section 12.9 Third-Party Claims Against Seller Indemnified Parties.

          12.9.1 If any claim which is covered by Section 12.3 above is made by a third party against any Seller Indemnified Party, the Seller shall give prompt written notice of such claim to the Buyer. The Buyer shall have 20 days from the receipt of such notice to give written notice to Seller indicating whether the Buyer intends to direct the defense or dispute of such claim, which notice will be deemed to acknowledge the Seller Indemnified Party's right to be indemnified against such claim if Buyer indicates that it intends to direct such defense or dispute.


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

          12.9.2 If such notice is given by Buyer within such 20-day period, the Buyer shall have the right to direct the compromise or defense of any such claim through counsel of its own choosing; provided, however, that Buyer shall not settle or compromise any such claim without the prior written consent of Seller, which consent shall not be unreasonably withheld, unless (A) there is a finding or admission of any violation of a Legal Requirement or a violation of the rights of any Person; and (B) the sole relief provided not being monetary damages that are paid in full by the Buyer, in which case, the Seller shall have sole discretion as to whether to consent to the compromise or settlement.

          12.9.3 Notwithstanding the foregoing provisions, Buyer may not control the settlement of a claim which involves obtaining injunctive relief against a Seller Indemnified Party.

          12.9.4 If prior to (i) Seller's giving notice to the Buyer of an indemnified third-party claim or (ii) the expiration of such 20-day period, Seller takes any action with respect to such claim indemnified hereunder, the Seller shall surrender and waive its indemnification rights hereunder, but only to the extent Buyer is materially prejudiced by such action.

          12.9.5 If the Buyer (a) fails to give written notice to Seller within such 20-day period indicating whether it intends to direct the defense of such claim, or (b) gives such notice but fails to direct the defense of such claim diligently and continuously, then Seller or the Seller Indemnified Party shall have the right to compromise or defend such claim through counsel of its own choosing, and the right to reimbursement of such expenses and damages shall be resolved as a dispute in accordance with Section 13.11.

          12.9.6 So long as Buyer is vigorously contesting any Indemnifiable Claim in good faith, the Seller Indemnified Party shall not pay or settle such claim without the Buyer's written consent, which consent shall not be reasonably withheld.

     Section 12.10 Indemnification Limitations. Notwithstanding anything contained herein to the contrary, the following limitations shall apply:

               12.10.1. No Party shall have any liability hereunder for any exemplary or punitive damages, each of which is hereby excluded by agreement of the Parties regardless of whether or not a Party has been advised of the possibility of such damages.

               12.10.2. In the determination of Losses which arise other than as a result of any third-party claim under the provisions of Sections 12.8 or 12.9 above, claims for lost profits or in the nature of special, indirect, consequential or incidental damages shall be limited to any such Losses incurred by reason of (i) any cessation of, or interruption in, the operation of the Business following Closing, (ii) any cessation of, or interruption or delay in, the supply of any goods or services to the Business following Closing or (iii) the termination of any Material Contract following the Closing.

               12.10.3. The amount which the Indemnitor is required to pay to the Indemnitee shall be limited to the amount of Losses that remain after deducting therefrom the


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

amount of any insurance proceeds, indemnity, contribution or similar payments otherwise received by the Indemnitee with respect to such Losses. If an Indemnitee shall have received payment for any Indemnifiable Claim hereunder, and shall subsequently receive any insurance proceeds, indemnity, contribution or similar payment with respect thereto, then the Indemnitee shall pay to the Indemnitor an amount equal to the lesser of the amount received or the amount of the payment made with respect to the Indemnifiable Claim.

The parties hereto acknowledge and agree that the foregoing provisions of this
Section 12.10 shall not be deemed to constitute a waiver or limitation of the right of any Indemnitee to assert any such damage claims to the extent arising out of fraud or the willful misconduct of the Indemnitor.

     Section 12.11 Exclusive Remedy. Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, the rights under this Article XII shall be the exclusive remedy for breaches of this Agreement or any other Acquisition Agreement (including any covenant, obligation, representation or warranty contained herein or therein, or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Purchased Assets contemplated hereby. In furtherance of the foregoing, Buyer hereby waives, to the fullest extent permitted by applicable Legal Requirements, any and all rights, claims and causes of action it may have against Seller or its Affiliates arising under or based upon any applicable Legal Requirement (including any such rights, claims or causes of action arising under or based upon common law or otherwise); provided, that, nothing contained in this Agreement shall preclude the assertion by Buyer or its Affiliates of any cause of action that may exist arising from or relating to any negligent or willful misrepresentation by Seller or any cause of action for fraud.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby including, without limitation, costs incident to the preparation of the Acquisition Agreements, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     Section 13.2 Public Announcements. Buyer and Seller shall consult with one another before issuing any press release or public announcement about the transactions contemplated by this Agreement and except as may be required by applicable Legal Requirements or the requirements of the New York Stock Exchange, no party shall issue any such press release or other public announcement without the prior written consent of the other party.

     Section 13.3 Confidentiality. The Confidentiality Agreement will remain in full force and effect until the Closing occurs, and all information received by Buyer, its Affiliates or Representatives relating to the Business, whether orally or in writing, shall be subject thereto.


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

     Section 13.4 Notices. All notices, consents, waivers, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time (a) personally delivered, (b) deposited, prepaid in a nationally established overnight delivery firm such as Federal Express, (c) mailed by certified mail, return receipt requested, or (d) transmitted by facsimile (which shall be confirmed by a writing sent by certified mail on the same business day as such facsimile is sent), as follows:

     As to Buyer:

          Curtiss-Wright Corporation
          4 Becker Farm Road
          Roseland, New Jersey 07068
          Attn: General Counsel

          and

          Curtiss-Wright Flow Control Service Corporation,
          Enertech Division
          2950 Birch Street
          Brea, California 92821-6235
          Attn: President

     As to Seller:

          Prior to July 5, 2004:

          Trentec, Inc.
          c/o Dwaine A. Godfrey, Sr.
          10 Beechcrest Lane
          Cincinnati, Ohio 45206

          On or After to July 5, 2004:

          Trentec, Inc.
          c/o Dwaine A. Godfrey, Sr.
          338 Sunny Acres Drive
          Cincinnati, Ohio 45255

or to any other address that such party may have subsequently communicated to the other party by a notice given in accordance with the provisions of this Section.

     Section 13.5 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto, the Confidentiality Agreement and the other Acquisition Agreements contain every obligation and understanding between the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants or other understandings, other than as expressly provided herein or therein.


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

     Section 13.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereto may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a Person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     Section 13.7 No Third-Party Rights or Remedies Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective Affiliates, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 13.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

     Section 13.9 Headings and Interpretation. The titles and headings of articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Any disclosure made on any individual schedule to this Agreement shall be deemed to be made for purposes of all schedules to this Agreement to which such disclosure is applicable.

     Section 13.10 Governing Legal Requirements. This Agreement shall be interpreted and construed in accordance with the Legal Requirements of Ohio without giving effect to the principles of conflicts of laws thereof.

     Section 13.11 Dispute Resolution. In the event of a dispute relating to this Agreement, the Parties shall make a good faith effort to promptly settle any differences without resorting to arbitration. If settlement of the dispute is not possible, any and all disputes shall be resolved by arbitration. However, the Party wishing to initiate arbitration shall give 30 days prior written notice to the other Party. During this 30-day period, senior management of the Parties shall further attempt to resolve the dispute. Any unresolved dispute arising out of or related to this Agreement, including its interpretation, validity, scope and enforceability, shall be resolved by binding arbitration to be held exclusively in Cleveland, Ohio and such arbitration shall be the Parties' exclusive remedy.


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

     Arbitration shall be conducted in accordance with the then existing Commercial Dispute Resolution Procedures of the American Arbitration Association. The arbitration shall be conducted by one arbitrator to be named by the Parties. Should the Parties fail to agree as to the naming of such arbitrator, the arbitrator shall be determined in accordance with the applicable rules of the American Arbitration Association.

     The arbitrator shall decide each issue presented in writing. The decision of the arbitrator shall be final and binding. The arbitrator shall divide all costs in conducting the arbitration in the final award in accordance with what is just and equitable under the circumstances. Except as otherwise herein provided, each Party shall bear the burden of its own counsel fees incurred in connection with the arbitration proceedings under this Agreement.

     All information relating to or disclosed by any Party in connection with the arbitration of any dispute relating to this Agreement shall be treated by the Parties, the representatives of the Parties and the arbitrator as confidential business information and no disclosure of such information shall be made by either Party or the arbitrator without the prior written consent of the Party furnishing such information in connection with the arbitration proceeding.

     Judgment upon award rendered by the arbitrator may be entered in any court having jurisdiction over the Parties or their assets; or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. None of the Parties to this Agreement shall be liable for any incidental, consequential or punitive damages arising out of or related any breach of this Agreement.

     Section 13.12 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by either party to any Person without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign any of its rights under this Agreement, in whole or in part, to one or more Affiliates of Buyer. Any party so assigning this Agreement shall remain fully liable to the other party for the performance by any designee or assignee of any obligation of such party delegated to such designee or assignee.

     Section 13.13 Taxes. Any U.S. taxes in the nature of sales or transfer taxes, documentary stamps or similar taxes payable on the sale or transfer of all or any portion of the assets, properties or business being transferred hereunder or the consummation of any other transaction contemplated hereby, shall be paid by Seller.

     Section 13.14 Attorneys Fees. Subject to the provisions of Sections 2.6(c) and 13.11, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.


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

     Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

                            [SIGNATURE PAGE FOLLOWS]


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

     IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement the day and year first above written.

CURTISS-WRIGHT FLOW CONTROL
SERVICE CORPORATION, a Delaware
corporation

                                           Attest:


By:
    ------------------------------------   -------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


TRENTEC, INC.,
an Ohio corporation

                                           Attest:


By:
    ------------------------------------   -------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


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

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                Form of Assignment and Assumption Agreement
Exhibit B                Form of Bill of Sale
Exhibit C-1              Form of Facility Lease (Batavia Facility)
Exhibit C-2              Form of Facility Lease (Tech Drive Facility)
Exhibit D                Form of Intellectual Property Assignment Agreement
Exhibit E                Form of Nova Guaranty
Exhibit F                Reference Balance Sheet
Exhibit G                Financial Statements

Schedule 1.2-A           Other Permitted Encumbrances
Schedule 2.2.1(d)        Tangible Personal Property
Schedule 2.2.1(g)        Seller Intellectual Property
Schedule 2.2.1(j)        Leases
Schedule 2.2.1(m)        Claims of Seller Against Third Parties
Schedule 2.3(c)          Seller's Treasury Shares
Schedule 2.3(d)          Prepaid Items and Deposits
Schedule 2.3(f)          Excluded Contracts
Schedule 2.3(l)          Seller Excluded Assets
Schedule 2.4(d)(5)(ii)   Workers' Compensation Claims
Schedule 2.9(a)          Material Consents
Schedule 3.2             Authorization; Enforceability
Schedule 3.3(a)          Other Material Debts, Liabilities and Obligations
Schedule 3.4             Government Authorizations
Schedule 3.5             Pre-Closing Encumbrances
Schedule 3.6(a)          Real Property
Schedule 3.7(b)          Off-Site Tangible Personal Property
Schedule 3.8(a)          Unpaid Tax Liabilities
Schedule 3.8(b)          Tax Returns
Schedule 3.8(c)          Pending Tax Assessments and Deficiencies
Schedule 3.8(d)          Tax Withholdings and Indemnities
Schedule 3.8(f)          Tax Filing Jurisdictions
Schedule 3.9             Current Employees
Schedule 3.10(b)         Labor Relations
Schedule 3.11(a)         Compliance with Legal Requirements
Schedule 3.11(b)         Compliance with Governmental Authorizations
Schedule 3.12(a)         Proceedings
Schedule 3.12(b)         Orders
Schedule 3.12(c)         Compliance with Orders
Schedule 3.13            Absence of Certain Changes and Events
Schedule 3.14(a)         Contracts Relating to Intellectual Property Assets
Schedule 3.14(b)(i)      Title to and Use of Intellectual Property Assets
Schedule 3.14(b)(ii)     Employee Intellectual Property Contracts

Schedule 3.14(c)         Patents
Schedule 3.14(d)         Trademarks
Schedule 3.14(e)         Copyrights
Schedule 3.14(f)         Employees and Contractors Subject to Confidentiality Agreements
Schedule 3.15(a)         Material Contracts
Schedule 3.15(b)         Validity and Assignability of Contracts
Schedule 3.15(c)         Compliance with Contracts
Schedule 3.15(d)         Government Contracts
Schedule 3.15(e)         Government Investigations
Schedule 3.15(f)         Government Claims and Disputes
Schedule 3.15(g)         Government Debarment and Suspension
Schedule 3.15(h)         Government Testing and Inspection
Schedule 3.15(i)         Government Equipment and Fixtures
Schedule 3.15(k)         Government Intellectual Property
Schedule 3.16(a)         Insurance Policies
Schedule 3.16(c)         Other Insurance Arrangements
Schedule 3.16(d)         Insurance Losses and Claims
Schedule 3.16(e)         Insurance Coverage Matters
Schedule 3.17            Brokerage
Schedule 3.18            Accounts Receivable
Schedule 3.19            Accounts Payable
Schedule 3.20            Estimates to Complete
Schedule 3.21            Environmental Status
Schedule 3.21(i)         Permits
Schedule 3.24            No Undisclosed Liabilities
Schedule 3.25            Customers and Suppliers
Schedule 3.26(a)         Employee Benefit Plans
Schedule 3.26(e)         Workers' Compensation Coverage
Schedule 3.27(d)         Antiboycott Prohibitions
Schedule 3.28            Relationships with Related Persons
Schedule 4.3             Buyer's Government Approvals


                                       78